Exhibit 10(n), Form 10-K

Kansas City Life Insurance Company

Kansas City Life Insurance

Company Cash Balance Pension

Plan

(As Amended and Restated Effective as of January 1,

2011 or Such Other Dates as are Set Forth Herein or

Required By Law)

CONTENTS

Article 1. The Plan	1
1.1 Establishment and Amendment of the Plan	1
1.2 Purpose of Plan and Trust	1
1.3 Applicability of Plan	2
Article 2. Definitions and Interpretation	3
2.1 Definitions	3
2.2 Gender and Number	11
2.3 Invalidity or Illegality	11
2.4 No Employment Rights	12
2.5 Applicable Law	12
2.6 Requirement to be in “Written Form”	12
Article 3. Determination of Hour of Service, Break in Service, Vesting, Service, and Benefit Service	13
3.1 Hour of Service	13
3.2 Break in Service	14
3.3 Vesting Service	14
3.4 Benefit Service	15
3.5 Special Provisions for Participants Who Enter the Armed Forces	15
3.6 Leased Employees	15
Article 4. Eligibility and Participation	17
4.1 Date of Participation	17
4.2 Reentry Into Plan Following a Break in Service	17
4.3 Duration	17
Article 5. Accrued Benefits and Vesting	18
5.1 Accrued Benefits	18
5.2 Vesting	22
Article 6. Benefits	24
6.1 Normal Retirement Benefits	24
6.2 Early Retirement Benefits	24
6.3 Disability Retirement Benefits	25
6.4 Deferred Vested Retirement Benefits	26
6.5 Preretirement Survivor Annuity Benefits	27
6.6 Other Death Benefits	28
6.7 Qualified Joint and Survivor Annuity	28

i

6.8 Explanation Relating to Survivor Annuities	30
6.9 Straight Life Annuity	30
6.10 Optional Methods of Payment	31
6.11 Maximum Annual Benefits – Limitation Years Ending After January 1, 2002	33
6.12 Payment of Small Amounts	38
6.13 No Rollover or Trust-to-Trust Transfer to the Plan	38
6.14 Direct Rollover from the Plan	38
Article 7. Commencement of Payments and Duration	40
7.1 Commencement	40
7.2 Employee Status	40
7.3 Suspension of Benefits	40
7.4 Suspension of Benefits Notice and Procedures	41
7.5 Time Limits for Payment of Benefits	42
7.6 Withholding Taxes	47
Article 8. Funding	48
8.1 Company Contributions	48
8.2 Nonreversion	48
Article 9. Allocation of Fiduciary Responsibility	49
9.1 Fiduciaries	49
9.2 Administrative Committee	49
9.3 Trustees	49
9.4 Fiduciary Responsibility	49
Article 10. The Trustees	50
10.1 Number of Trustees	50
10.2 Trust Funds	50
10.3. Investment of Funds	50
10.4 Prior Approval of Investments	51
10.5 Disbursements	51
10.6 No Independent Determination	51
10.7 Indemnification Insurance	52
10.8 Annual Account	52
10.9 Valuation of Assets	52
10.10 Remuneration	52
10.11 Removal, Resignation, and Replacement of Trustees	52

10.12 Trustees’ Rules	53
Article 11. Payments to Trust	54
11.1 Company Contributions	54
Article 12. Payment of Pensions	55
12.1 Payment to Members	55
12.2 Direction by Administrative Committee	55
Article 13. Inalienability of Benefits and Incompetency	56
13.1 Prohibition of Alienation	56
13.2 Incompetency	56
Article 14. Administrative Committee	57
14.1 Composition and Responsibility	57
14.2 Powers	57
14.3 Meetings	57
14.4 Quorum	57
14.5 Compensation and Bonding	57
14.6 Rules and Regulations	57
14.7 Interpretation	57
14.8 Effect of a Mistake	57
14.9 Adjudication	58
14.10 Reports to Executive Committee	58
14.11 Resignation and Replacement	58
Article 15. Amendment and Merger, Consolidation, or Transfer	59
15.1 Amendment	59
15.2 Merger, Consolidation, or Transfer	59
Article 16. Termination of Plan	60
16.1 Discontinuance of Plan	60
16.2 Distribution on Discontinuance	60
16.3 Distribution Medium	60
16.4 Reversion to Company	60
Article 17. Temporary Restrictions on Benefits	61
17.1 Temporary Limitation on Benefits of Restricted Members	61
Article 18. Top-Heavy Provisions	63
18.1 Application of Top-Heavy Provisions	63
18.2 Definitions	63

18.3 Vesting Requirements	65
18.4 Minimum Benefit	65
18.5 Collective Bargaining Agreements	66
Article 19 – Funding-Based Limits On Benefits And Benefit Accruals	67
19.1 Cessation and Resumption of Accruals Based on Funding Status	67
19.2 Limitations on Accelerated Benefit Distributions	67
19.3 Plan Amendments Increasing Liabilities for Benefits	68
19.4 Limits on Unpredictable Contingent Event Benefits	69
19.5 Plan Termination	69
19.6 Definitions	69
19.7 Effective Date and Application	70
Appendix A. Prior Plan Benefits	72
A.1 Prior Plan Accrued Benefit	72
A.2 Prior Plan Early Retirement Benefit	74
A.3 Prior Plan Credit for Disability	76
A.4 Prior Plan Consumer Price Index Benefits	77
A.5 Prior Plan Normal Form of Benefit for Certain Old American Participants	78
A.6 Definitions and Construction	78

Article 1. The Plan

1.1 Establishment and Amendment of the Plan

In order to increase the retirement benefits to its salaried employees, Kansas City Life Insurance Company, by Resolution of its Board of Directors on October 4, 1951, discontinued its Employee Retirement Annuity Plan adopted on January 1, 1939, and in lieu thereof established the Kansas City Life Employees Pension Trust.

Since the discontinuance of said Retirement Annuity Plan on January 1, 1951, no further certificates under that Plan have been issued. Annuities made available under said Annuity Plan were purchased with contributions made by both the Company and the respective employee. The benefits payable from those annuities, to the extent paid for by contributions of the Company, shall be taken into consideration with and included in the regular benefits payable pursuant to this Plan, and the maximum authorized herein shall prevail.

For any employee of Kansas City Life Insurance Company who becomes eligible for retirement on or after January 1, 1970, to the extent his said annuity was purchased with his contributions, he may surrender said annuity and said contributions may be refunded to him prior to his retirement at his option with interest accumulated as provided for in paragraph (a) of Article 7 herein. In the alternative, additional retirement benefits shall be available to the respective employee as if voluntary contributions had been made pursuant to Article 7 herein.

This Agreement has been made, and this Plan and Trust created for the exclusive benefit of the participating employees and their beneficiaries. The terms of this Plan and Trust are intended to comply with the present provisions of sections 401(a) and 501(a) of the Internal Revenue Code of 1986 as they have been amended from time to time, all other applicable law, the Treasury Department Regulations in connection therewith, in order that the Plan and Trust may qualify for tax exemption. Under no circumstances shall any part of the principal or income of the Plan and Trust be used for, or revert to, the Company, or be used for, or diverted to, any purposes other than for the exclusive benefit of the employees and their beneficiaries. This Plan and Trust shall not be construed, however, as giving any employee, or any other person, any right, legal or equitable, as against the Company, the Trustees, or, the principal or income of the Trust, except as specifically provided for herein, nor shall it be construed as giving any employee the right to remain in the Company’s employment.

1.2 Purpose of Plan and Trust

This Plan and Trust is intended to provide retirement benefits for Employees who become vested Participants under the Plan. The Plan is intended to meet the requirements of Code section 401(a), and the Trust is intended to qualify under Code section 501(a). Notwithstanding any contrary Plan or Trust provision, if any modification of the Code (or regulations or rulings thereunder) requires that a conforming Plan or Trust amendment be adopted as of a stated effective date in order for this Plan and Trust to continue as a qualified plan and trust, this Plan and Trust will be operated in accordance with such requirements until the date when a conforming Plan amendment is adopted.

1.3 Applicability of Plan

The provisions of this Plan as set forth in this amendment and restatement are applicable only to the Employees of an Employer in current employment on or after January 1, 2011, except as specifically provided herein. Except as so provided, any person who was covered under the Plan as in effect on December 31, 2010 and whose Vesting Service terminated under the Plan prior to January 1, 2011 and who was entitled to benefits under the provisions of the Plan shall continue to be entitled to the same amount of benefits without change under this Plan.

Article 2. Definitions and Interpretation

2.1 Definitions

Whenever used in the Plan, the following words and phrases shall have the respective meanings stated below unless a different meaning is plainly required by the context, and where the defined meaning is intended, the term is capitalized.

(a)

“Accrued Benefit” means the Member’s benefit, determined under section 5.1, payable on the Member’s Normal Retirement Date or (if the Member has already attained Normal Retirement Age) the first day of the month following the month in which the Accrued Benefit is determined. The Accrued Benefit of each Member shall not be increased by annual pay credits under Section 5.1(d) after December 31, 2010.

(b)	“Act” means the Employee Retirement Income Security Act of 1974, as amended.

(c)	“Actuarial Equivalent” means a benefit having the same value as the benefit which it replaces.

(1)

Assumptions/Factors. In cases where specific assumptions or factors are identified by the Plan as being applicable to a particular benefit or situation (for example, in section 6.5(b) and section 6.7(d)), the specified assumptions or factors shall be used. In other cases, the determination shall be made based upon the Applicable Mortality Table, the Applicable Interest Rate, and, where a cost-of-living assumption is required, an assumed cost-of-living increase equal to 2.75 percent per annum.

(2)	Single Sums. For the purpose of determining single sum cash settlements—

(A) the mortality table used shall be the Applicable Mortality Table;

(B) the interest rate used shall be the Applicable Interest Rate; and

(C) the Member’s benefit used shall be the Accrued Benefit payable on the Member’s Normal Retirement Date or, if the Member has reached Normal Retirement Date, the Accrued Benefit payable on the Annuity Starting Date.

(d)

“Actuary” means a person (or a firm of which he is a member) who is qualified through membership in the Society of Actuaries or its successors, who is an “enrolled actuary” under the Act, and who is chosen by but is independent of the Company.

(e)	“Administrative Committee” means the committee responsible for the administration of the Plan, as described in Article 14.

(f)	“Affiliate” means

(1)

any corporation other than the Company, i.e., either a subsidiary corporation or an affiliated or associated corporation of the Company, which together with the Company is a member of a “controlled group” of corporations (as defined in section 414(b) of the Code);

(2)	any organization which together with the Company is under “common control” (as defined in section 414(c) of the Code);

(3)	any organization which together with the Company is an “affiliated service group” (as defined in section 414(m) of the Code); or

(4)	any other entity required to be aggregated with the Company pursuant to regulations under section 414(o) of the Code.

For purposes of applying the limitations on annual benefits under section 6.11, an Affiliate shall include any employer that would be an Affiliate if the phrase “at least 80 percent” in Code section 1563(a)(1), in were replaced with “more than 50 percent” in applying such section to Code sections 414(b) or 414(c).

(g)

“Annuity Starting Date” means, in the case of benefits payable in the form of an annuity, the first day of the first period for which an amount is received under the Plan; and in the case of a benefit payable in the form of a single sum cash payment, the date on which all events have occurred which entitle the Member to such benefit.

(h)	“Applicable Interest Rate” means

(1)

Before January 1, 2008, the annual interest rate on 30-year Treasury securities for the November of the year preceding the Plan Year during which an Annuity Starting Date occurs, as specified by the Commissioner in revenue rulings, notices or other guidance published in the Internal Revenue Bulletin, and

(2)	On or after January 1, 2008,

(A) except as provided in subparagraph (B), the adjusted first, second, and third segment rates determined under Code section 417(e)(3)(C) and (D) (i.e., the monthly spot segment rates), for the November of the year preceding the Plan Year during which the Annuity Starting Date occurs, and

(B) for Plan Years coincident with the calendar years 2008, 2009, 2010, and 2011, the sum of the rate determined under subparagraph (A), multiplied by the “applicable percentage” (as determined in the table below) and the interest rate prescribed in section 2.1(h)(1) multiplied by a percentage equal to 100 percent minus the “applicable percentage” as set forth in the table below:

Plan Year	Applicable Percentage
2008	20%
2009	40%
2010	60%
2011	80%

(i)

“Applicable Mortality Table” means the prevailing commissioners’ standard table (described in Code section 807(d)(5)(A)) for purposes of Code section 417(e), used to determine reserves for group annuity contracts issued on the date as of which the present value is being determined (without regard to any other subparagraph of Code section 807(d)(5)), that is prescribed by the Commissioner in revenue rulings or other guidance and published in the Internal Revenue Bulletin. For lump sum distributions on or after January 1, 2002 and before January 1, 2008, the Applicable Mortality Table is the table prescribed in Revenue Ruling 2001-62. For lump sum distributions beginning on or after January 1, 2008, the Applicable Mortality Table is the table prescribed under Code section 417(e)(3)(B) for the Plan Year that contains the Annuity Starting Date prescribed by the Secretary of the Treasury in revenue rulings or other guidance and published in the Internal Revenue Bulletin.

(j)	“Beneficiary” means

(1)	In the case of each Member who does not have a Spouse, the individual designated by the Member, in such form as the Administrative Committee may prescribe, to receive benefits under the Plan.

(2)

In the case of each Member who has a Spouse, the surviving spouse of such Member unless, in the case of an Old American Participant entitled to a 10-Year Certain and Life Annuity described in section A.5 of the Appendix hereto, the Member elects and such Spouse consents in writing to the designation of a different Beneficiary. Each married Member entitled to 10-Year Certain and Life Annuity as described in section A.5 of said Appendix may designate a different individual as Beneficiary by completing and returning to the Administrative Committee before the Member’s Annuity Starting Date a form approved by the Administrative Committee; provided, however, that the Member may not change his Beneficiary without the written consent of such Member’s Spouse, unless such Spouse’s prior consent expressly permits subsequent designations by the Member without any requirement of further consent by the Spouse. The written consent of such Spouse shall acknowledge the effect of such election and shall be witnessed by a Plan representative designated by the Administrative Committee or a notary public.

(3)	In the event a designation of Beneficiary is for any reason legally ineffective, distribution shall be made—

(A) in the case of a Member who has a Spouse, to the surviving Spouse of such Member; and

(B) in the case of a Member who does not have a Spouse, to the individual designated by the Member to receive life insurance benefits from the Company’s Group Insurance Plan;

or if none, the Member’s children in equal shares; or if none, the Member’s parents in equal shares; or if none, the Member’s estate.

(k)	“Benefit Service” means a period of employment, as defined in section 3.4, used to determine a Member’s Pay Credit Percentage.

(1)	“Board of Directors” means the board of directors of the Company.

(m)	“Break in Service” means an absence from employment, as defined in section 3.2.

(n)

“Cash Balance Account” means the notional account deemed to have been established for each Participant for the amount determined pursuant to section 5.1(c), (d), (e), and (f); and with reference to which the Projected Cash Balance Account is determined.

(o)	“Cash Balance Benefit” means that part of the Member’s Accrued Benefit which accrues in accordance with the provisions of section 5.1(b).

(p)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(q)	“Company” means Kansas City Life Insurance Company and any successor adopting the Plan.

(r)	“Compensation” means—

(1)	For all purposes of the Plan, except as otherwise specified, —

(A) the fixed amounts, hourly, weekly, semi-monthly, or monthly, due and payable to the Employee by the Employer, not including any bonuses, overtime pay, pay in lieu of vacation, pay while on layoff, severance pay, or other extraordinary payments by the Employer; including

(B) any amounts contributed or deferred by the Employer on a pretax basis, at the Employee’s election, to a cafeteria plan under Code section 125 or a cash-or-deferred arrangement under Code section 401(k) and any associated deferred compensation arrangement.

(2)

For the purposes of applying the limitation on annual benefits in section 6.11, applying the minimum benefit requirement of Section 18.4 for any Plan Year that the Plan is a Top-Heavy Plan, and defining the term “Key Employee” in section 18.2(c), Compensation means all amounts that are treated as wages for Federal income tax withholding under Code section 3401(a) (determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) and actually paid to the Member for such Limitation Year or Plan Year, plus the following amounts:

(A) amounts that would be paid to the Employee during the year but for the Employee’s election under a cash or deferred arrangement described in Code section 401(k) or a cafeteria plan described in Code section 125 or a qualified transportation fringe benefit program under Code section 132(f),

(B) for Limitation Years and Plan Years beginning on or after January 1, 2008, (i) any post-severance regular compensation that would have been paid had the Member not terminated employment (such as overtime, shift differential, commission, bonuses or other similar compensation) paid by the later of 2 1/2 months after severance from employment or the end of the Limitation Year that includes the dates of severance from employment, and (ii) payments for bona fide sick, vacation, or other leave that the Employee would have been able to use if employment continued, and payments from a nonqualified deferred compensation plan that are includible in income and that would have been paid at the same time had employment continued, that are made by the later of 2 1/2 months after severance from employment or the end of the Limitation Year that includes the dates of severance from employment, and

(C) for Limitation Years and Plan Years beginning on or after January 1, 2009, “differential wage payments” within the meaning of Code section 3401(h)(2) paid on account of Qualified Military Service.

(3)

Effective for Plan Years beginning on or after January 1, 2002, the annual Compensation of each Employee taken into account for any purpose under the Plan ,other than applying the limitation on annual benefits in section 6.11 and determining which Employees are Key Employees as defined in section 18.2(c), shall not exceed $200,000 (as adjusted under Code section 401(a)(17)). The adjustment to the $200,000 limit under Code section 401(a)(17) in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (“determination period”) beginning in such calendar year. If a determination period consists of fewer than 12 months, the limit described in this section 2.1(r)(3) will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. If Compensation for any prior determination period is taken into account in determining an Employee’s Accrued Benefit in the current Plan Year, the Compensation for that prior determination period is subject to the limit described in this section 2.1(r)(3) in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 2002, the annual Compensation of each Employee taken into account shall not exceed $200,000. For Limitation Years beginning on or after January 1, 2008, the limitation on annual Compensation under this section 2.1(r)(3) shall apply for purposes of the limitations on annual benefits in Section 6.11.

(4)

Effective December 12, 1994, if an Employee is absent on leave due to Qualified Military Service and returns to employment within the period during his reemployment rights are protected by law, Compensation shall be deemed to include compensation such Employee would have received but for such Qualified Military Service. Effective on and after January 1, 2009, if an Employee dies or incurs a Disability during Qualified Military Service and as a result fails to return to employment within the time period his reemployment rights are protected by law, Compensation shall also be deemed to include compensation such Employee would have received had he returned to employment on the day preceding his death or the date his Disability began.

(s)

“Disability” means a physical or mental condition that renders a Member eligible to receive benefits under the Kansas City Life Disability Plan which was effective January 1, 1985, or the Sunset Life Long Term Disability Plan which was effective August 1, 1989.

(t)

“Early Retirement Age” means a Participant’s age (prior to age 65) when he has both attained age 55 and the sum of his age and years of employment after his twenty-fifth birthday by the Company and Affiliates equals at least 75; provided, however, if he became a participant in the Plan prior to January 1, 1982, his Early Retirement Age shall occur on the earlier of

(1) the date on which he has both attained age 60 and completed at least ten years of participation in the Plan; or

(2) the date on which he has both attained age 55 and completed at least 15 years of participation in the Plan.

For purposes of the preceding paragraph, a “year of employment” shall mean a twelve consecutive month period beginning with the Participant’s date of employment, or his twenty-fifth birthday, if later, and each complete month in the final year of employment ending on his date of termination or retirement. A “year of participation” shall mean a twelve consecutive month period beginning with the date a Participant commences participation in the Plan, and subsequent anniversaries thereof, in which the Participant completes at least 1,000 Hours of Service.

(u)	“Employee” means any person employed by the Company or an Affiliate as a common law employee, and shall not include—

(1)	general agents, agents, or others who would be termed “independent contractors”;

(2)

employees who are members of a collective bargaining unit where retirement benefits were the subject of good faith bargaining unless the collective bargaining agreement with the Employer applicable to such employee specifically provides for his coverage under the Plan; or

(3)	leased employees, as defined in Code section 414(n) and (o), except to the extent required by section 3.6 of the Plan.

Persons who are not designated as “employees” in the Employer’s employment records during a particular period of time, including persons designated as agents or independent contractors, are not considered to be an Employee during that period of time. Such a person shall not be considered to be an “Employee,” even if a determination is made by the Internal Revenue Service, the Department of Labor, or any other government agency, court, or other tribunal, that such person is an employee for any purpose, unless and until the Employer in fact designates such person as an Employee for purposes of this Plan. If such a designation is made, the designation shall be applied prospectively only, unless the Employer specifically provides otherwise.

(v)

“Employer” means the Company, Sunset Life Insurance Company of America, National Reserve Life Insurance Company, Armour Life Insurance Company, Old American Insurance Company, and any other Affiliate which elects to become a party to the Plan, with the approval of the Company, by adopting the Plan for the benefit of its eligible Employees.

(w)	“Highly Compensated Employee” means any Employee who—

(1)	was a 5-percent owner at any time during the year or the preceding year; or

(2)	for the preceding year—

(A) had Compensation (as defined in Code section 415(c)(3)) from the Employer and all Affiliates in excess of $110,000; and

(B) if the Company elects the application of this clause for such preceding year, was in the group consisting of the top 20 percent of the Employees when ranked on the basis of Compensation paid during such preceding year.

The $110,000 amount is adjusted at the same time and in the same manner as under Code section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

In determining who is a Highly Compensated Employee, the following rules shall apply:

(i)	For purposes of determining the number of employees in the top-paid 20 percent, the following employees are excluded:

(I) employees who have not completed six months of Service;

(II) employees who normally work less than 17  1/2 hours per week;

(III) employees who normally work during not more than six months during any calendar year;

(IV) employees who have not attained age 21; and

(V) to the extent allowable under Treasury regulation section 1.414(q)-1T or subsequent applicable regulations, employees covered by a collective bargaining agreement between employee representatives and the Company or an Affiliate.

(ii)	The number of officers is limited to 50 (or, if lesser, the greater of three employees or 10 percent of employees), excluding those employees described in (i)(I), (II), (III), (IV), and (V) above.

(iii)

When no officer has compensation in excess of the dollar limit described in subparagraph (1)(C) above (as adjusted for increases in the cost of living as prescribed by the Secretary of the Treasury), the highest paid officer is treated as highly compensated.

(iv)	A Highly Compensated Employee shall include a former employee who separated from service prior to the calendar year and who was a Highly Compensated Employee either—

(I) when the employee separated from service; or

(II)	at any time after the employee’s fifty-fifth birthday.

In lieu of determining Highly Compensated Employees under the foregoing provisions of this section 2.1(w), the Administrative Committee, in its sole discretion, may elect to use the snapshot method for determining Highly Compensated Employees as provided in Announcement 93-130; provided that such alternative method for determining Highly Compensated Employees is used in compliance with any applicable Treasury regulations or other guidance issued by the Internal Revenue Service regarding the use of an alternative method for determining Highly Compensated Employees.

(x)	“Hour of Service” means a period of employment, as defined in section 3.1.

(y)	“Inactive Participant” means an Employee who was a Participant but who is transferred to and is in a position of employment either—

(1)	as an Employee of an Employer where he does not meet the requirements to be a Participant; or

(2)	as an Employee of a nonparticipating Affiliate.

(z)	“Interest Credit” means the percentage specified by section 5.1(f).

(aa)	“Member” means a Participant, Inactive Participant, or other former Employee who is receiving or entitled to receive benefits hereunder.

(bb)	“National Reserve Participant” means a Participant who was a participant in the Plan prior to January 1, 1998 and was previously an employee of National Reserve Life Insurance Company.

(cc)	“Normal Retirement Age” means a Member’s sixty-fifth birthday.

(dd)	“Normal Retirement Date” means the first day of the calendar month immediately following the month in which the Member attains Normal Retirement Age.

(ee)	“Old American Participant” means a Participant who was a participant in the Plan prior to January 1, 1998 and is an employee of Old American Insurance Company.

(ff)	“Participant” means any Employee of an Employer who has met and continues to meet the eligibility requirements of the Plan set forth in section 4.1.

(gg)	“Pay Credit Percentage” means the percentage of a Participant’s base pay, described in section 5.1(d), upon which his annual pay credit accruals are based.

(hh)	“Plan” means the Kansas City Life Insurance Company Cash Balance Pension Plan as set forth herein and as amended from time to time, and shall include the Trust.
(ii)	“Plan Year” means the 12-consecutive-month period ending each December 31.

(jj)	“Preretirement Survivor Annuity” means an annuity for the surviving spouse of a Member, as described in section 6.5.

(kk)	“Prior Plan” means the provisions of the Plan that were in effect on December 31, 1997.

(ll)	“Prior Plan Benefit” means the Member’s accrued benefit under the Prior Plan, as described in section A.1 of the Appendix which is attached hereto and hereby made a part of the Plan.

(mm)	“Projected Cash Balance Account” means the Cash Balance Account projected to Normal Retirement Age using the Applicable Interest Rate, but not less than 5.5%.

(nn)

“Qualified Joint and Survivor Annuity” means an annuity, which provides payments for the lifetime of the Member with a survivor annuity for the lifetime of the Member’s Spouse, as described in section 6.7.

(oo)

“Qualified Military Service” means any service in the uniformed services (as defined in chapter 3 of title 38, United States Code), by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

(pp)

“Spouse” means a person to whom a Member has been married throughout the entire one-year period ending on the Member’s Annuity Starting Date or the Member’s death, as applicable. If a Member has married within one year prior to his Annuity Starting Date and the marriage has continued for a year or more as of the date of the Member’s death, the Member’s spouse shall be a Spouse for purposes of the Plan.

(qq)	“Sunset Life Participant” means a Participant who was a participant in the Plan prior to January 1, 1998 and is an employee of Sunset Life Insurance Company of America.

(rr)	“Termination of Employment” means the termination of an Employee’s employment as an Employee with the Company and all Affiliates.

(ss)	“Trust” means the trust described in this document, which was established to form a part of the Plan to receive, hold, invest, and dispose of the Trust Fund.

(tt)	“Trustee” means the corporation, individual, individuals, or combination thereof, acting as trustee under the Trust at any time of reference.

(uu)	“Trust Fund” means the assets of every kind and description held under the Trust.

(vv)	“Vesting Service” means a period of employment, as defined in section 3.3.

2.2 Gender and Number

Except when otherwise indicated by the context, any masculine terminology herein shall also include the feminine and neuter, and the definition of any term herein in the singular may also include the plural.

2.3 Invalidity or Illegality

In the event that any provision of the Plan shall be held invalid or illegal for any reason, such determination shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such invalid or illegal provision had never been included in the Plan.

2.4 No Employment Rights

Participation in the Plan, as provided herein, shall not give any Employee the right to be retained in the employment of the Employer or any Affiliate, nor upon dismissal to have any rights or interests in the Plan other than as herein provided.

2.5 Applicable Law

The Plan shall be construed in accordance with the Laws of the State of Missouri, except to the extent preempted by federal law.

2.6 Requirement to be in “Written Form”

Various notices provided by the Employer or Administrative Committee, and various elections made by a Member are required to be in written form. To the extent permitted under IRS regulations or other guidance, these notices and elections may be conveyed through an electronic system.

Article 3. Determination of Hour of Service, Break in Service, Vesting, Service, and Benefit Service

3.1 Hour of Service

An Employee’s “Hours of Service” are used to determine credit for eligibility to participate in the Plan, eligibility to receive benefits (Vesting Service), and amount of benefits (Benefit Service). Hours of Service shall be determined as follows:

(a)

An Employee shall receive an Hour of Service for each hour for which he is paid or entitled to payment by an Employer or nonparticipating Affiliate for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed.

(b)

An Employee shall receive an Hour of Service for each hour for which he is directly or indirectly paid or entitled to payment by an Employer or nonparticipating Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holidays, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. These hours shall be credited to the Employee for the computation period or periods during which the nonperformance of such duties occurred. No Hour of Service shall be credited based on any payment under a plan maintained solely to comply with applicable workers’ compensation, unemployment compensation, or disability insurance laws, or which solely reimburses an Employee for medical or medically-related expenses incurred by the Employee. No more than 501 Hours of Service shall be credited under this subsection for any single continuous period during which the Employee did not or would not have performed duties.

(c)

An Employee shall receive an Hour of Service for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or nonparticipating Affiliate, with no duplication of credit for hours under subsections (a) or (b) and this subsection (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made. With respect to periods described in subsection (b) above, crediting of back pay hours shall be subject to the limitations set forth in that subsection.

(d)

Solely for purposes of determining whether a one-year Break in Service under section 5.2(c)(3) has occurred, but not for purposes of determining a Participant’s Vesting Service or Benefit Service, an Employee shall receive an Hour of Service for each hour which would have been credited to such Employee but for an approved leave of absence from employment by reason of pregnancy, placement of a child with the Employee in connection with the adoption of such child, birth of a child, caring for a child for a period immediately following such birth or placement, or a leave of absence covered under the Family Medical Leave Act of 1993. If the number of hours which would have been credited to the Employee cannot be determined, eight Hours of Service shall be credited per day of such absence. No more than 501 Hours of Service shall be credited under this subsection for any such absence. Hours of Service under this subsection shall be credited in the calendar year in which the absence from employment commences if the crediting is necessary in order to prevent a one-year Break in Service or, in all other cases, such Hours of Service shall be credited in the following calendar year.

(e)

For purposes of determining a Member’s Vesting Service (but not his Benefit Service) and whether a one-year Break in Service has occurred, an Employee shall receive an Hour of Service for each hour during which he is absent on account of Qualified Military Service, provided he returns to employment with the Employer within 90 days after his release from active duty or within such longer period during which his right to reemployment is protected by law or, effective for deaths occurring on or after January 1, 2007, fails to return to employment with the Employer within such period on account of his death.

For purposes of crediting hours under (b) and (c) above, the Administrative Committee shall observe and follow Department of Labor regulation section 2530.200b-2(b) and (c).

In computing an Employee’s Hours of Service on a weekly or monthly basis, when no time records are available to determine an Hour of Service required to be credited under subsections (a), (b), and (c) above, the Employee shall be credited with 45 Hours of Service for each week, or 190 Hours of Service for each month (as applicable), for which the Employee would be required to be credited with at least one Hour of Service under subsections (a), (b), and (c) above.

3.2 Break in Service

“Break in Service” means the cessation of crediting Hours of Service when the Employee—

(a)	resigns;
(b)	is discharged;

(c)

fails to report for work with the Employer within 90 days after his release from active duty or within such longer period during which his right to reemployment is protected by law following his release from Qualified Military Service, in which case his Break in Service shall be deemed to have occurred on the first day of his authorized leave of absence for such military duty, provided, however, that if such Employee fails to report to work within such period on account of his death, his Break in Service shall be deemed to have occurred on the date of his death;

(d)	is on an authorized leave of absence and fails to return to employment, in which case his Break in Service shall be deemed to have occurred on the first day of his authorized leave of absence; or
(e)	retires or dies.

3.3 Vesting Service

“Vesting Service” is used to determine a Member’s eligibility to receive benefits and to determine if an Employee’s Vesting Service prior to a Break in Service shall be reinstated if he is reemployed. An Employee shall receive credit for Vesting Service for his period of employment with an Employer or nonparticipating Affiliate, determined as follows:

(a)	Vesting Service shall be determined in completed full Years of Service.

(b)	An Employee shall receive credit for one full year of Vesting Service for each Plan Year ending on or after his eighteenth birthday in which he completes 1,000 Hours of Service.

(c)	Vesting Service shall not be deemed to have been broken—

(1)	by any transfer of employment of an Employee between Employers or between an Employer and nonparticipating Affiliate; or

(2)	if an Employee is receiving credit for Hours of Service under section 3.1.

(d)

If an Employee who has had a Break in Service on or after January 1, 1985 is subsequently reemployed by an Employer or nonparticipating Affiliate as an Employee, his prior Vesting Service shall be reinstated on his date of reemployment, except as otherwise provided in section 5.2(c).

3.4 Benefit Service

“Benefit Service” is used to determine the credits to a Member’s Cash Balance Account. A Participant shall receive one year of Benefit Service for each Plan Year in which the Participant completes at least 1,000 Hours of Service following his eighteenth birthday; provided, however, that the Participant shall receive a year of Benefit Service if he completes 1,000 Hours of Service in the Plan Year in which his eighteenth birthday occurs. If an Employee who has had a Break in Service on or after January 1, 1985 is subsequently reemployed by an Employer and, pursuant to section 4.2, again becomes a Participant, his prior Benefit Service shall be reinstated on the date on which he again becomes a Participant, except as otherwise provided in section 5.2(c).

In the case of any Old American Participant, Sunset Life Participant, or National Reserve Participant, Benefit Service shall not include any service completed prior to—

(a)	January 1, 1992, in the case of any Old American Participant;

(b)	January 1, 1974, in the case of any Sunset Life Participant; or

(c)	January 1, 1982, in the case of any National Reserve Participant;

provided, however, that service prior to the date specified in (a), (b), or (c), whichever is applicable, shall be counted in determining the benefit accrued under the Prior Plan’s accrued benefit formula for Participants described in section 5.1(a)(3). Notwithstanding anything in the Plan to the contrary, a Participant shall not receive any Benefit Service for any Plan Year beginning after December 31, 2010.

3.5 Special Provisions for Participants Who Enter the Armed Forces

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service will be provided in accordance with Code section 414(u).

3.6 Leased Employees

A person who is not an Employee of an Employer or nonparticipating Affiliate and who performs services for an Employer or a nonparticipating Affiliate pursuant to an agreement between the Employer or nonparticipating Affiliate and a leasing organization shall be considered a “leased employee” if such person’s services are performed under the primary direction or control of the recipient (in lieu of any historically performed analysis). A person who is considered a “leased employee” of an Employer or nonparticipating Affiliate shall not be considered an Employee for purposes of participating in this Plan or receiving any benefit under this Plan subject to section 414(n)(5)(A) of the Code. A leased employee shall be excluded from this Plan regardless of whether the leased employee participates in any plan maintained by the leasing organization.

However, if a leased employee participates in the Plan as a result of subsequent employment with an Employer or nonparticipating Affiliate, the leased employee shall receive eligibility service for purposes of section 4.1 and Vesting Service, but not Benefit Service; for such employment as a leased employee. Notwithstanding the preceding provisions of this section, a leased employee shall be treated as an Employee for purposes of applying the requirements described in section 414(n)(3) of the Code and for purposes of determining the number and identity of Highly Compensated Employees.

Article 4. Eligibility and Participation

4.1 Date of Participation

Each Employee of an Employer on January 1, 2011, who was a “participant” as defined in and covered by the Plan on December 31, 2010, and any other person receiving or eligible to receive any benefits under the Plan on December 31, 2010, will automatically continue to be a Member on January 1, 2011. Notwithstanding anything in this Section 4.1 to the contrary, any Employee of an Employer who has not become a Participant on or before December 31, 2010, shall not become a Participant thereafter.

Except as otherwise provided in this Section 4.1, each person who became an Employee of an Employer before January 1, 2011 became a Participant in this Plan on the latest of—

(a)	the date on which his employment with the Employer commenced; or

(a)	the first day of the month coincident with or following his twenty-first birthday,

provided he was credited with 1,000 or more Hours of Service during the 12-consecutive-month period beginning on the date on which he completed his first Hour of Service, or if he was not credited with 1,000 Hours of Service within such period, beginning on the January 1 following the date on which he completed his first Hour of Service or any subsequent anniversary of such January 1. Such 12-consecutive-month period with 1,000 or more Hours of Service credited shall be called a “year of eligibility service.”

4.2 Reentry Into Plan Following a Break in Service

A rehired Employee of an Employer who was previously credited with a year of eligibility service with an Employer or nonparticipating Affiliate shall receive credit for that year of eligibility service. He shall become a Participant on the date of his reemployment.

A rehired Employee of an Employer who was not previously credited with a year of eligibility service with an Employer or nonparticipating Affiliate shall become a Participant on the date he meets the conditions of section 4.1.

Notwithstanding anything in this Section 4.1 to the contrary, a rehired Employee of an Employer shall not become a Participant if he is rehired on or after December 31, 2010.

4.3 Duration

An eligible Employee who becomes a Participant shall continue to be a Participant or Inactive Participant until he has a Break in Service, and also shall continue to be a Member thereafter for as long as he is entitled to receive any benefits under the Plan. If he has a Break in Service before becoming eligible to receive a benefit under the Plan, he shall cease to be a Participant or Inactive Participant until he again becomes eligible to become a Participant in accordance with the provisions of section 4.2.

Article 5. Accrued Benefits and Vesting

5.1 Accrued Benefits

(a)	Determination of Amount of Accrued Benefits.

(1)	In the case of any Member who does not obtain an Hour of Service on or after January 1, 1998, the Accrued Benefit shall be the Member’s Prior Plan Benefit.

(2)	In the case of any Employee on January 1, 1998—

(A)	who was a Participant on December 31, 1997; and

(B)	who on December 31, 1997 had not attained age 55 or had completed less than 15 years of Vesting Service; and

(C)	who obtains an Hour of Service on or after January 1, 1998,

the Member’s Accrued Benefit shall be a monthly amount, payable to the Member on the later of his Normal Retirement Date or (if he has already attained Normal Retirement Age) the first day of the month following the month in which the Accrued Benefit is determined, and continuing through the last day of the calendar month which includes the date of the Member’s death.

Such monthly amount shall be determined as the greater of—

(i)

the Member’s Prior Plan Benefit as described in Appendix A, frozen as of December 31, 1997 with respect to future accruals, determined on the basis of the benefit that the Member would have been entitled to receive on the first day of the month following the later of his Normal Retirement Age or the date on which his Vesting Service terminates. The Member’s Prior Plan Benefit includes an assumed annual cost-of-living increase equal to 2.75 percent; or

(ii)

the Member’s Cash Balance Account projected (if necessary) to the Member’s Normal Retirement Age, using the Applicable Interest Rate, but not less than 5.5%, and converted to an equivalent life annuity using the Actuarial Equivalent Assumptions/Factors.

(3)	In the case of any Employee on January 1, 1998—

(A)	who was a Participant on December 31, 1997; and

(B)	who on December 31, 1997 had attained age 55 and completed 15 or more years of Vesting Service; and

(C)	who obtains an Hour of Service on or after January 1, 1998,

the Member’s Accrued Benefit shall be a monthly amount, payable to the Member on the later of his Normal Retirement Date or (if the Member has already attained Normal Retirement Age) the first day of the month following the month in which the Accrued Benefit is determined, and continuing through the last day of the calendar month which includes the date of the Member’s death.

Such monthly amount shall be determined as the greater of –

(i)

the Member’s Cash Balance Account projected (if necessary) to the Member’s Normal Retirement Age, using the Applicable Interest Rate, hotter less than 5.5%, and converted to an equivalent life annuity using the Actuarial Equivalent Assumptions/Factors; or

(ii)

the benefit the Member would have accrued under the accrued benefit formula applicable to him under the Prior Plan as described in Appendix A with continued benefit accrual to termination of employment. The Member’s accrued benefit includes an assumed annual cost-of-living increase equal to 2.75 percent; or

(iii)

the Member’s Prior Plan Benefit as described in Appendix A, frozen as of December 31, 1997 with respect to future accruals, determined on the basis of the benefit that the Member would have been entitled to receive on the first day of the month following the later of his Normal Retirement Age or the date on which his Vesting Service terminates. The Member’s Prior Plan Benefit includes an assumed annual cost-of-living increase equal to 2.75 percent.

(4)

In the case of any Member on or after January 1, 1998 who was not a Participant on December 31, 1997, and who obtains an Hour of Service on or after January 1, 1998, the Member’s Accrued Benefit shall be a monthly amount, payable to the Member on the later of the Member’s Normal Retirement Date or (if the Member, has already attained Normal Retirement Age) the first day of the month following the month in which the Accrued Benefit is determined, and continuing through the last day of the calendar month which includes the date of the Member’s death, equal to the Member’s Cash Balance Account projected (if necessary) to the Member’s Normal Retirement Age, using the Applicable Interest Rate, but not less than 5.5%, and converted to an equivalent life annuity using the Actuarial Equivalent Assumptions/Factors.

(b)

Cash Balance Benefit. Effective January 1, 1998, the monthly amount of the Member’s Cash Balance Benefit shall equal the Actuarial Equivalent of the Member’s Projected Cash Balance Account expressed as a single-life annuity payable at Normal Retirement Date or (if the Member has already attained Normal Retirement Age) the first day of the month following the month as of which the Cash Balance Benefit is determined. For this purpose, actuarial equivalence shall be determined on the basis of the Applicable Mortality Table and the Applicable Interest Rate.

(c)	Cash Balance Account.

(1)

Initial Account. The initial Cash Balance Account on January 1, 1998 of a Participant who had an accrued benefit under the Prior Plan on December 31, 1997 shall be the present value of the Participant’s Prior Plan Benefit as of December 31, 1997, determined as follows:

(A)	The interest rate used shall be equal to 7 percent;

(B)	The mortality table used shall be the Applicable Mortality Table in effect as of December 31, 1997, as specified in IRS Revenue Ruling 95-6;

(C)

Except in the case of pre-1992 accrued benefits under the Prior Plan for Old American Participants, an annual cost-of-living increase equal to 2.75 percent shall be assumed, based on the following criteria and deferral ages:

$0000000000000
Criteria	Deferral Age
Members with 15 or more years of Vesting Service as of December 31, 1997	60

All other Members	65

(D)	For purposes of (C) above, a Participant with an assumed deferral age of 60 shall be assumed to receive unreduced benefits at age 60; and

(E)	In the case of pre-1992 accrued benefits for Old American Participants—

(i)	no cost-of-living increase shall be assumed;

(ii)	a deferral age of 60 shall be assumed, based on the same criteria as are specified under paragraph (C); and

(iii)	an Old American Participant with an assumed deferral age of 60 shall be assumed to receive a benefit at age 60 equal to two-thirds of his benefit that would otherwise be payable at age 65.

The Cash Balance Account of each other Member on the date he becomes a Participant shall have an initial balance equal to the amount the Member would have had on that date if he had become a Participant on the first day of the month coincident with or next following the latest of—

(i)	his date of hire;

(ii)	his eighteenth birthday; and

(iii)	January 1, 1998.

(2)	Increases to Account. The initial Cash Balance Account shall—

(A)	increase pursuant to section 5.1(d) each calendar year through December 31, 2010 that the Member is still a Participant; and

(B)

further increase automatically each calendar year pursuant to section 5.1(f), regardless of whether the Member is a Participant, an Inactive Participant, or a former Participant, until benefit payments commence.

(d)

Annual Pay Credit On or Before December 31, 2010. For calendar years beginning on or after January 1, 1998 and ending on or before December 31, 2010, the Participant’s Cash Balance Account described in section 5.1(c) shall increase by an amount equal to the Participant’s Pay Credit Percentage multiplied by his Compensation for that calendar year. No increases shall be granted under this Section 5.1(d) after December 31, 2010.

A Participant’s Pay Credit Percentage for any year beginning on or after January 1, 1998 and ending on or before December 31, 2010 shall depend on his completed years of Benefit Service at the end of that year, and shall be determined based on the following table, adjusted (if appropriate) pursuant to subsection (e) below:

Years of Benefit Service	Pay Credit Percentage
Less than 5	3.0%
5-9	4.0%
10-14	5.5%
15-19	7.0%
20-24	9.0%
25-29	12.0%
30 or more	16.0%

(e)	Transition Credits. For the years 1998, 1999, 2000, 2001, and 2002, the annual pay credit, if any, provided to a Participant pursuant to the table in subsection (d) above shall be increased—

(1)	by 50 percent if the Participant had ten or more years of Vesting Service on December 31, 1997; or

(2)	by 100 percent if on December 31, 1997 the Participant had 15 or more years of Vesting Service;

provided, however, that the Participant’s Termination of Employment shall end his right to future transition credits, even if he is subsequently reemployed and again becomes a Participant prior to the end of 2002.

(f)

Interest Credit. Beginning January 1, 1998 and until benefits commence, the Cash Balance Account described in subsection (c) above shall be increased as of the end of each calendar year until benefits commence, before crediting of the Accrual Percentage for that calendar year, by an interest rate equal to—

(1)	7.0 percent for 1998; and

(2)	for years beginning after 1998, the greater of 5.5 percent or the annual interest rate on 30-year Treasury securities for November of the preceding calendar year.

In the event benefits commence before the last day of a calendar year, the increase described in the preceding sentence shall be prorated to reflect the portion of the calendar year preceding the date such benefits commence.

5.2 Vesting

The interest of a Participant in his Accrued Benefit shall be forfeitable until such interest becomes vested under the following provisions of this section:

(a)	Vesting Acceleration. The Participant shall become fully vested in his Accrued Benefit upon the happening of any of the following events:

(1)	the Participant’s attainment of Normal Retirement Age; or

(2)	the date as of which the Company determines that the Plan has been terminated, completely or partially, but only if such partial termination is determined by the Company to affect the Participant.

(b)

Vesting Schedule. Subject to the provisions of subsection (a), each Member who obtains an Hour of Service on or after January 1, 2007 shall become fully vested upon being credited with three years of Vesting Service.

(c)

Forfeitures. If a Participant has terminated employment with the Employer and all Affiliates, any portion of his Accrued Benefit in which the Participant is not vested shall be forfeited and canceled as of the Participant’s Termination of Employment, subject to reinstatement as provided in sections 3.3 and 3.4; provided, however—

(1)

If a Member’s Termination of Employment occurs when the Member’s vesting percentage is zero, the Member’s Vesting Service, Benefit Service, and Accrued Benefit shall not be reinstated upon reemployment by an Employer or a nonparticipating Affiliate if, prior to such reemployment, he incurred five consecutive one-year Breaks in Service, as defined in paragraph (3) below.

(2)

If a Member’s Termination of Employment occurs when the Member’s vesting percentage is greater than zero but less than 100 percent and the Member receives a distribution of the present value of his entire nonforfeitable Accrued Benefit (i.e., less than the full present value of his Accrued Benefit), the Member’s Accrued Benefit shall not be reinstated upon reemployment by an Employer or a nonparticipating Affiliate (but his Vesting Service shall be reinstated and, if he is reemployed by an Employer, his Benefit Service shall be reinstated) unless the Member—

(A)	resumes employment covered under the Plan; and

(B)

repays the full amount of such distribution, with interest at the lesser of the rate determined for purposes of Code section 411(c)(2)(C) or the rate specified in section 5.1(f) of this Plan, before the earlier of—

(i)	five years after the first date on which such reemployment occurs; or

(ii)	the close of the first period of five consecutive one-year Breaks in Service commencing after the distribution.

(3)	For purposes of this section, a one-year break in service is a Plan Year in which the Member obtains fewer than 501 Hours of Service.

Forfeitures arising under the Plan for any reason shall be used as soon as possible to reduce the Employer’s contributions under the Plan.

Article 6. Benefits

6.1 Normal Retirement Benefits

(a)

Eligibility. A Member who attains Normal Retirement Age while employed by an Employer or nonparticipating Affiliate shall be eligible to receive a monthly normal retirement benefit whether or not the Member has actually retired, commencing on the date specified in section 7.1(a). Such Member’s right to his normal retirement benefit shall be 100 percent vested and nonforfeitable.

(b)	Amount. The monthly normal retirement benefit shall be equal to his Accrued Benefit under the Plan calculated as of the date benefit payments begin.

If a Member continues in employment beyond Normal Retirement Age and his normal retirement benefits commence during such employment as described in section 7.3, his benefit shall be calculated using the Plan formula in effect when his benefit payments begin.

In no event will the Normal Retirement Benefit be less than the amount of any annuity benefit payable at any earlier commencement date, as required under section 411(a)(9) of the Internal Revenue Code.

6.2 Early Retirement Benefits

(a)

Eligibility. A Member who, while employed by an Employer or nonparticipating Affiliate, has attained Early Retirement Age shall be eligible to retire and receive a monthly early retirement benefit under the Plan, commencing on the date specified in section 7.1(b).

Notwithstanding the preceding paragraph, an Old American Participant who has at least five years of “actual service,” as defined in section A.6(a)(1) of the Appendix hereto, shall be entitled to receive an early retirement benefit with respect to his benefit (if any) accrued under section 22.2(a) of the Prior Plan, as described in section A.l(d)(1) of the Appendix hereto, on the last day of the month coinciding with or next following his fifty-fifth birthday.

(b)	Amount. A retired Member’s monthly early retirement benefit shall be the greater of—

(1)

the amount described in section 5.1(a)(2)(i), 5.1(a)(3)(ii), or 5.1(a)(3)(c)(iii) (whichever is applicable), reduced in accordance with section 4.1(c), 4.1(d), 4.1(e), 4.1(f), or 22.3 of the Prior Plan (whichever is applicable), as described in section A.2 of the Appendix hereto; or

(2)	the Member’s Accrued Benefit as of the Annuity Starting Date, adjusted for early commencement by applying the Actuarial Equivalent factors.

For purposes of paragraph (2), actuarial equivalence shall be determined on the basis of the Applicable Mortality Table and the Applicable Annual Interest Rate.

Notwithstanding the preceding provisions of this section 6.2, the monthly early retirement benefit of an Old American Participant shall be no less than the benefit (if any) he had accrued under section 22.2(a) of the Prior Plan on December 31, 1997, as described in section A.1(d)(1) of the Appendix hereto, reduced in accordance with the applicable provisions of section 22.3 of the Prior Plan, as described in section A.2(e) of said Appendix.

6.3 Disability Retirement Benefits

(a)

Disability Incurred Prior to January 1, 1998. Any Member who incurred a Disability prior to January 1, 1998 and thereby qualified to receive credit toward his retirement benefit pursuant to section 21.1 of the Prior Plan, as described in section A.3 of the Appendix hereto, shall continue to be subject to the provisions of said section 21.1.

If such Member’s Disability ceases on or after January 1, 1998, he shall cease to receive credit pursuant to the aforementioned 21.1 and, if he again becomes a Participant—

(1)

the Actuarial Equivalent of his Accrued Benefit on the date his active employment resumes shall constitute an initial Cash Balance Account as of that date, determined pursuant to the actuarial factors and assumptions described in section 5.1(c)(1); and

(2)	his Cash Balance Account shall thereafter be increased pursuant to the provisions of section 5.1(c)(2).

(b)	Disability Incurred on or After January 1, 1998.

(1)

Eligibility. A Member in active employment with an Employer who incurs a Disability on or after January 1, 1998 and before he receives a normal or early retirement benefit shall be eligible to receive benefit accruals as described below.

(2)	Amount.

(A) If the Member had ten or more years of Benefit Service on the date the Disability was incurred, he shall receive—

(i)	credits to his Cash Balance Account in accordance with section 5.1(c) and, to the extent applicable, section 5.1(d)-(f); and

(ii)	Benefit Service for purposes of determining the Member’s benefit under the Prior Plan’s accrued benefit formula, pursuant to section 5.1(a)(3),

for the period of his Disability but not for more than ten years and not beyond the earliest of—

(I)	the date of his Termination of Employment;

(II)	the date his Disability ceases; or

(III)	the date on which he receives or begins to receive, benefit payments under the Plan.

(B) If the Member had fewer than ten years of Benefit Service on the date the Disability was incurred, he shall receive—

(i) credits to his Cash Balance Account in accordance with section 5.1(c) and, to the extent applicable, section 5.1(d)-(f); and

(ii) Benefit Service for purposes of determining the Member’s benefit under the Prior Plan’s accrued benefit formula, pursuant to section 5.1(a)(3),

for the period of his Disability but not for more than the number of years of Benefit Service he had completed on the date the Disability was incurred, and not beyond the earliest of—

I.	the date of his Termination of Employment;

II.	the date his disability ceases; or

III.	the date on which he receives, or begins to receive, benefit payments under the Plan.

For purposes of clauses (A) and (B) above, Benefit Service shall accrue only under the Prior Plan’s accrued benefit formula, and not under the current Plan’s formula, and no Vesting Service shall be credited during such period of Disability.

(c)

Compensation. Notwithstanding section 2.1(r) of the Plan, a Member’s Compensation throughout his period of Disability shall be equal to the Member’s base rate of pay in effect immediately prior to the time that his Disability commences.

6.4 Deferred Vested Retirement Benefits

(a)

Eligibility. A Member whose interest in his Accrued Benefit is fully or partially vested pursuant to section 5.2 and who is not eligible to receive a normal or early retirement benefit shall be eligible to receive a monthly deferred vested retirement benefit under the Plan calculated as of the date benefit payments begin, commencing on the date specified in section 7.1(c).

(b)

Amount. If benefits commence on the Member’s Normal Retirement Date, the monthly deferred vested retirement benefit shall be equal to the Member’s vested Accrued Benefit. If the Member’s benefits commence before Normal Retirement Date, the monthly deferred vested retirement benefit shall be determined on the same basis as early retirement benefits described in section 6.2.

6.5 Preretirement Survivor Annuity Benefits

(a)

Eligibility. In the case of a Member who prior to his death has a nonforfeitable right to all or a portion of his benefits under the Plan, who has a surviving Spouse and who dies prior to his Annuity Starting Date (whether or not such Member is employed by the Employer or a nonparticipating Affiliate), there shall be payable to his surviving Spouse a Preretirement Survivor Annuity.

(b)

Amount of Benefits. The monthly payments to a surviving Spouse under the Preretirement Survivor Annuity shall equal the amounts which would have been payable as a survivor annuity under the Qualified Joint and Survivor Annuity under the Plan if such Member had retired with an immediate Qualified Joint and Survivor Annuity on the day before the Member’s death.

The amount of the monthly retirement benefit payable to a Member if he does not die prior to his Annuity Starting Date, and the amount payable to a Spouse under the Preretirement Survivor Annuity, shall not be reduced to reflect coverage under the Preretirement Survivor Annuity.

If, pursuant to subsection (c) below, a Spouse elects to defer the commencement of the Preretirement Survivor Annuity, the amount of the benefit payable thereunder shall be increased (as if the Member had deferred commencement of his benefit) to reflect such deferral; provided, however—

(1)	the surviving Spouse shall not receive any applicable survivor benefits prior to such Spouse’s attainment of age 62 without the surviving Spouse’s consent; and

(2)

if the surviving Spouse elects to defer receipt of the Preretirement Survivor Annuity until after such Spouse has attained age 60, the Spouse shall receive the Actuarial Equivalent of the Preretirement Survivor Annuity that would have been payable at age 60.

For purposes of paragraph (2) of this subsection (b), “Actuarial Equivalent” shall be computed on the basis of an interest assumption of 7 percent per year, and mortality using the 1984 Unisex Pension Mortality Table with the ages in that table set back two years if the surviving spouse elects to defer receipt.

(c)

Commencement. Payment of the Preretirement Survivor Annuity to a Member’s Spouse shall commence no earlier than the first day of the calendar month following the date of the deceased Member’s death; provided, however, that a Member’s surviving Spouse may elect, subject to the restrictions of section 7.5, to defer commencement of such payment until the later of the Member’s Normal Retirement Date or the applicable date under subsection (b)(1) or (2) above.

If the surviving Spouse has properly elected in writing to receive the death benefit provided by this section in a single sum as described in subsection (d) below, then such payment shall be made as soon as administratively practicable after the Spouse’s election.

(d)

Alternative Single Sum. In lieu of the Preretirement Survivor Annuity provided by subsection (b), the surviving Spouse may elect in writing to receive an immediate single sum payment equal to the greater of—

(1)	the vested portion of the Member’s Cash Balance Account as of the first day of the calendar month preceding the date of distribution; or

(2)	the single sum Actuarial Equivalent of the Preretirement Survivor Annuity.

The Spouse’s election to receive a single sum payment under this section shall be filed in the manner and on the form prescribed by the Administrative Committee no later than the first to occur of the first anniversary of the Member’s death or the date that annuity benefits would become payable under this section.

For purposes of paragraph (2) of this subsection (d), actuarial equivalence shall be determined on the basis of the Applicable Mortality Table and the Applicable Interest Rate.

6.6 Other Death Benefits

(a)	Eligibility. In the case of a Member who does not have a Spouse at his death, if the Member dies before benefit commencement, the Member’s Beneficiary shall receive a single sum payment.

(b)

Amount and Commencement. The single sum payment shall be equal to the vested portion of Member’s Cash Balance Account as of the first day of the calendar month, preceding the date of distribution. The single sum payment shall be paid to the Beneficiary as soon as administratively practicable following the Member’s death.

6.7 Qualified Joint and Survivor Annuity

(a)

Eligibility. In the case of a Member who has a Termination of Employment, has a Spouse, and begins to receive benefits under the Plan, except as otherwise provided in this section and section 6.10, the benefits payable to such Member shall be in the form of a Qualified Joint and Survivor Annuity.

(b)

Election to Waive. Each Member may elect to waive, or revoke an election to waive, the Qualified Joint and Survivor Annuity form of benefit under the Plan. Any such election to waive or revocation thereof may be made at any time during the 90-day period (180-day period on and after January 1, 2011) ending on the Member’s Annuity Starting Date or within the alternative period described in subsection (c) below. An election to waive the Qualified Joint and Survivor form of benefit shall not take effect unless the Member has elected to instead receive the 75% or 100% Joint and Survivor Annuity with the Spouse as his contingent annuitant, or, if the Member has not elected such form of benefit, the Spouse of the Member consents in writing to such election and the form of benefit and such consent acknowledges the effect of such election and is witnessed by a person designated by the Administrative Committee or a notary public. Such a consent shall be irrevocable. Spousal consent shall be effective only with respect to the Spouse signing the consent.

Spousal consent to a waiver of the Qualified Joint and Survivor Annuity form of benefit shall not be required if the Member establishes to the satisfaction of the Administrative Committee that such consent may not be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulation prescribe.

(c)

Notice Requirement. The Administrative Committee shall provide to each Member (by mail or personal delivery), generally not less than 30 days and not more than 90 days (180-days on and after January 1, 2011) before the Member’s Annuity Starting Date, a written explanation with respect to the Qualified Joint and Survivor Annuity form of benefits. Such explanation shall provide the information required pursuant to section 6.8. Notwithstanding the foregoing—

(1)

effective for Plan Years beginning on and after January 1, 1997, such information may be provided after the Annuity Starting Date but, if this happens, the applicable election period shall not end before the thirtieth day after the date on which such information is provided, except to the extent that the provisions of this paragraph (1) are limited by the Secretary of the Treasury pursuant to Code section 417(a)(7)(A)(ii);

(2)

the Member may elect (with any applicable spousal consent) to waive the requirement that the written explanation be provided at least 30 days before the Annuity Starting Date, and/or to waive the 30-day requirement under paragraph (1) above, if the distribution commences more than seven days after such explanation is provided; and

(3)

a Member’s (and Spouse’s) consent shall not be required where the single sum Actuarial Equivalent of a Member’s vested Accrued Benefit does not exceed (A) $3,500, if the Annuity Starting Date is before January 1, 1998; or (A) $5,000, if the Annuity Starting Date is on or after January 1, 1998 and before March 28, 2005; or (C) $1,000, if the Annuity Starting Date is on or after March 28, 2005; and a single-sum distribution is made pursuant to section 6.12.

(d)

Amount of Benefits. A Qualified Joint and Survivor Annuity shall be the Actuarial Equivalent of the benefit payable under section 6.1, 6.2, 6.3, or 6.4 expressed as an annuity for the lifetime of a Member and shall provide payments for the lifetime of a Member with a survivor annuity for the lifetime of the Member’s Spouse.

Such survivor annuity shall be 50 percent of the amount of the annuity which is payable during the joint lives of the Member and the Spouse.

For purposes of this subsection (d), “Actuarial Equivalent” means a benefit determined on the basis of the factor shown below multiplied by the amount of the Straight Life Annuity under section 6.1, 6.2, 6.3, or 6.4 (as applicable). The factor to be used is determined by subtracting the age at last birthday of the Spouse at the Member’s Annuity Starting Date from the age at last birthday of the Member at said Annuity Starting Date, in accordance with the following table:

Age of Member Minus Age of Spouse
Years	Factor	Years	Factor
-10 or More	.959	11.867
-9.956		12.862
-8.953		13.857
-7.949		14.852
-6.946		15.847
-5.942		16.842
-4.938		17.837
-3.934		18.833
-2.930		19.828
-1.926		20.823
0.921		21.818
1.917		22.814
2.912		23.809
3.907		24.805
4.902		25.801
5.898		26.796
6.893		27.792
7.888		28.788
8.883		29.784
9.878		30.780
10.873

As an example of the foregoing, consider a retiring Member who shall be entitled to $1,000 per month earned retirement income, with a Spouse five years younger. The $1,000 of the Member’s income may be multiplied by the factor of .898 to provide a monthly benefit of $898 during the Member’s lifetime, and $449 as a monthly benefit to the Spouse after the Member’s death.

6.8 Explanation Relating to Survivor Annuities

The written explanation required pursuant to section 6.7(c) shall describe the terms and conditions of the Qualified Joint and Survivor Annuity, the Member’s right to make (and the effect of) an election to waive such annuity, the right of the Member’s spouse to consent in writing to such waiver, the right to make (and the effect of) a revocation of an election to waive such annuity, and the relative value and form of optional forms of payment available under the Plan.

6.9 Straight Life Annuity

(a)

Eligibility. In the case of a Member who has a Termination of Employment, has no Spouse, and begins to receive benefits under the Plan, except as otherwise provided in this section, the benefits payable to such Member shall be in the form of a Straight Life Annuity.

(b)

Election to Waive. Each Member may elect to waive, or revoke an election to waive, the Straight Life Annuity form of benefit under the Plan. Rules similar to those in section 6.7(b) shall govern the Member’s rejection of the Straight Life Annuity and the Member’s ability to revoke such rejection.

(c)	Amount of Straight Life Annuity. Under the Straight Life Annuity, the monthly retirement benefit payable to Member shall be the benefit described in section 6.1, 6.2, 6.3, or 6.4.

(d)

Commencement and Duration. The monthly benefit payable to the Member under this section 6.9 shall commence as prescribed under section 7.1(a), (b), or (c), as applicable with respect to the Member’s retirement benefits, and shall be paid monthly thereafter as of the first day of each succeeding calendar month until (and including) the calendar month of the Member’s death. Thereafter, no benefit shall be payable with respect to that Member.

6.10 Optional Methods of Payment

(a)

Methods. In lieu of the Straight Life Annuity described in section 6.9 or, if applicable, the Qualified Joint and Survivor Annuity described in section 6.7, a Member, other than a Member who is subject to the cashout rules of section 6.12, may elect to receive an optional method of payment. Rules similar to those in section 6.7(b) shall govern the Member’s election and the Member’s ability to revoke such election. The Actuarial Equivalent of any retirement benefit under this Plan to which such Member is or will become entitled as provided heretofore shall be payable in an optional form determined as follows:

(1)	If the Member has attained Normal Retirement Age or Early Retirement Age on his Annuity Starting Date, the optional forms available to, him shall be—

(A)

lump sum- this is equal to the greater of the Member’s Cash Balance Account or the Actuarial Equivalent of his Accrued Benefit as defined in Article 5. The portion of the Accrued Benefit attributable to benefits accrued under the Prior Plan, as described in Appendix A, includes an assumed cost-of-living increase equal to 2.75%.

(B)	Straight Life Annuity;

(C)	50% Joint & Survivor Annuity with his Spouse as the contingent annuitant (but only if the Member has a Spouse on the Annuity Starting Date);

(D)	75% Joint & Survivor Annuity with his Spouse as the contingent annuitant (but only if the Member has a Spouse on the Annuity Start Date);

(E)	100% Joint & Survivor Annuity with his Spouse as the contingent annuitant (but only if the Member has a Spouse on the Annuity Starting Date);

(F)

10-Year Certain and Life Annuity, as described in section 22.4(a) of the Prior Plan and section A.5 of the Appendix hereto, but only if the Member is an Old American Participant, and only with respect to the portion of the Accrued Benefit that is derived from the Employees Retirement Plan of Old American Insurance Company; or

(G)	the sum of (i) plus (ii), but not less than (iii):

(i)

the Member’s Prior Plan Benefit on December 31, 1997 payable in any of the above forms otherwise available to the Member, other than a lump sum, with annual cost-of-living increases determined in the manner prescribed in the Prior Plan, as described in section AA of the Appendix hereto, which annuity shall be the Actuarial Equivalent of the Straight Life Annuity; and

(ii)

the Member’s post-1997 cash balance accruals under section 5.1 of this Plan payable in any of the above forms otherwise available to the Member (including a lump sum) provided, however, that if such accruals are taken in a form other than a lump sum, they shall be paid in the same form in which the Member’s pre-1998 accrued benefit is paid pursuant to (F)(i) above, but without annual cost-of-living increases.

(iii)	In no event will the benefit payable be less than the actual amount of the benefit accrued as of December 31, 1997, payable under the terms of the Prior Plan.

(2)

If such Member has not attained Normal Retirement Age or Early Retirement Age as of his Annuity Starting Date, the only optional forms payable to him prior to the date he attains Normal Retirement Age or Early Retirement Age shall be—

(A)

lump sum- this is equal to the greater of the Member’s Cash Balance Account or the Actuarial Equivalent of his Accrued Benefit as defined in Article 5. The portion of the Accrued Benefit attributable to benefits accrued under the Prior Plan, as described in Appendix A, includes an assumed cost-of-living increase equal to 2.75%.

(B)

the Actuarial Equivalent of his Accrued Benefit, payable as an immediate Straight Life Annuity if the Member has no Spouse on the Annuity Starting Date, or as an immediate Qualified Joint and Survivor Annuity if the Member has a Spouse on the Annuity Starting Date.

(3)	For purposes of this subsection (a), actuarial equivalence shall be based on the factors used for the corresponding options in the Plan as in effect on December 31, 1997, except—

(A) actuarial equivalence for a lump sum shall be based on the Applicable Mortality Table and the Applicable Interest Rate;

(B) actuarial equivalence for the 75% and 100% Joint & Survivor Annuities shall be based on the 1983 Group Annuity Mortality Table, as published, and a 7 percent interest rate assumption; and

(C) actuarial equivalence for the 10-Year Certain and Life Annuity shall be based on the 1984 Unisex Pension Mortality Table, with the ages in that table set back two years, and a 7 percent interest rate assumption.

(b)

Effect of Death. If a Member elects an optional form of payment other than a 75% or 100% Joint & Survivor Annuity with his Spouse as contingent annuitant and dies before the Annuity Starting Date, the election shall be void and his Spouse or his Beneficiary, if living, shall receive the benefit, if entitled thereto, under section 6.5 or 6.6 (as applicable).

If a Member elects a 75% or 100% Joint & Survivor Annuity optional form of payment and dies before the Annuity Starting Date, the election shall be valid and his surviving Spouse shall receive the benefit that the Spouse was entitled to receive under the optional form elected by the Member.

6.11 Maximum Annual Benefits – Limitation Years Ending After January 1, 2002

(a)

Primary Limit. In no case shall the annual benefit with respect to any Member payable under the Plan and all other defined benefit plans of the Employer and all nonparticipating Affiliates, when expressed in the form of a straight life annuity, exceed the “maximum permissible benefit” for any Limitation Year (which shall be the calendar year) determined under this section 6.11(a). In addition, effective for Limitation Years beginning on or after January 1, 2008, in no case shall any amount accrue in a Limitation Year that would produce an annual benefit with respect to any Member payable under the Plan and all other defined benefit plans of the Employer and all nonparticipating Affiliates, when expressed in the form of a straight life annuity, that would exceed the “maximum permissible benefit.” If the benefit a Member would otherwise accrue in a Limitation Year would produce a benefit in excess of the “maximum permissible benefit,” the benefit shall be limited (or the rate of accrual reduced) to an annual benefit that does not exceed the maximum permissible benefit. The “maximum permissible benefit” is the lesser of:

(1)

$160,000 (or such other amount as may be prescribed under regulations issued by the Secretary of the Treasury under Code section 415(d)) multiplied by a fraction (which may not exceed one), the numerator of which is the number of the Member’s years of participation in the Plan and the denominator of which is 10; or

(2)

the greater of $10,000 or 100% of the Member’s average annual Compensation received during the three consecutive calendar years of his service (for Limitation Years beginning before 2006, his participation) during which he receives the greatest aggregate annual Compensation, multiplied by a fraction (which may not exceed one) the numerator of which is the number of the Member’s years of service with the Employer and the denominator of which is 10. The $10,000 limit shall not apply if the Member participates in any defined contribution plan of the Employer or any nonparticipating Affiliate. In the case of a Member who is rehired by the Employer after a severance from employment, the Member’s greatest three-year average Compensation shall be calculated by excluding all years for which the Member performs no services and receives no Compensation from the Employer (the break period) and by treating the years immediately preceding and following the break period as consecutive. For Limitation Years beginning on or after January 1, 2008, a Member’s Compensation for a calendar year of service shall not include Compensation in excess of the limitation provided under section 2.1(r)(3) that is in effect for the calendar year.

(3)

If a Member’s benefit is payable in any form other than a straight life annuity, the determination as to whether the limitation of this section 6.11(a) has been satisfied shall be made by adjusting such benefit to the form of a straight life annuity beginning when the payment of benefits begins. The adjustment described in the preceding sentence shall be made in the manner prescribed by the Secretary of the Treasury, such that the equivalent annual benefit would be the greater of (A) the equivalent annual benefit computed using the interest rate and mortality table specified in the Plan for actuarial equivalence for the particular form of benefit payable and (B) the equivalent annual benefit computed using an interest assumption of five percent and the mortality table prescribed by the Secretary of the Treasury under section 415(b)(2)(E)(v). Notwithstanding the preceding sentence, the Applicable Interest Rate shall be substituted for 5% in the preceding sentence to determine whether any benefit payable as a lump sum satisfies the limitation of this section 6.11(a)(3), except that for the 2004 and 2005 Limitation Years an interest rate of 5.5% shall be substituted for five percent in the preceding sentence to determine whether any benefit payable as a lump sum satisfies the limitation of this section. Notwithstanding the preceding sentence, effective on and after January 1, 2006, for purposes of determining whether any benefit payable as a lump sum satisfies the limitation of this section, the adjustment described in this preceding sentence shall be made in the manner prescribed by the Secretary of the Treasury, such that the equivalent annual benefit would be the greatest of: (A) the equivalent annual benefit computed using the interest rate and mortality table specified in the Plan for actuarial equivalence for the particular form of benefit payable; (B) the equivalent annual benefit computed using an interest assumption of 5.5% and the mortality table prescribed by the Secretary of the Treasury under Code section 415(b)(2)(E)(v); and (C) the equivalent annual benefit computed using the Applicable Interest Rate and the mortality table prescribed by the Secretary of the Treasury under Code section 415(b)(2)(E)(v), divided by 1.05. Effective for Limitation Years beginning on or after January 1, 2008, the mortality table used to compute the equivalent annual benefit in clause (B) and clause (C) of the preceding sentence shall be the Applicable Mortality Table. For purposes of the adjustment described in this section 6.11(a)(3), any ancillary benefit that is not directly related to retirement income benefits and that portion of any joint and survivor annuity that constitutes a Qualified Joint and Survivor Annuity shall not be taken into account.

(4)

To the extent provided under regulations issued by the Secretary of the Treasury, the reductions in maximum annual benefits described in this Section 3.6.1 shall be applied separately with respect to each change in the benefit structure of the Plan.

(b)

Retirement Before Age 62 or After Age 65 – Limitation Years Beginning on or After January 1, 2002 and Before January 1, 2006. Effective with respect to Limitation Years beginning on or after January 1, 2002 and ending before January 1, 2006, if the benefit of a Member begins either before age 62 or after age 65, the defined benefit dollar limitation of section 6.11(a)(1) shall be adjusted in accordance with Code section 415(b) and the regulations thereunder, as follows:

(1)

If the benefit of a Member begins before age 62, the defined benefit dollar limitation applicable to the Member at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the Actuarial Equivalent of the defined benefit dollar limitation applicable to the Member at age 62. The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (A) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for actuarial equivalence for early retirement benefits and (B) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a five percent interest rate and the mortality table prescribed by the Secretary of the Treasury under Code section 415(b)(2)(E)(v). Any decrease in the defined benefit dollar limitation determined in accordance with this section 6.11(b)(1) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Member. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(2)

If the benefit of a Member begins after the Member attains age 65, the defined benefit dollar limitation applicable to the Member at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Member at age 65. The Actuarial Equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (A) the lesser of the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for actuarial equivalence for late retirement benefits and (B) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a five percent interest rate and the mortality table prescribed by the Secretary of the Treasury under Code section 415(b)(2)(E)(v). For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

(c)

Retirement Before Age 62 or After Age 65 – Limitation Years Beginning on or After January 1, 2006. Effective with respect to Limitation Years beginning on or after January 1, 2006, if the benefit of a Member begins either before age 62 or after age 65, the defined benefit dollar limitation of section 6.11(a)(1) shall be adjusted in accordance with Code section 415(b) and the regulations thereunder, as follows:

(1)

If the benefit of a Member begins prior to age 62, the defined benefit dollar limitation applicable to the Member at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the Actuarial Equivalent of the defined benefit dollar limitation applicable to the Member at age 62 (adjusted under section 6.11(a)(3) above, if required).

(A)

For Limitation Years ending before January 1, 2008, the defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (i) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for actuarial equivalence for early retirement benefits and (ii) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a five percent interest rate and the mortality table prescribed by the Secretary of the Treasury under Code section 415(b)(2)(E)(v).

(B)

For Limitation Years beginning on or after January 1, 2008, the defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (i) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate and the Applicable Mortality Table within the meaning of Code section 417(e)(3)(B) (and expressing the Member’s age based on completed calendar months as of the Annuity Starting Date); and (ii) the defined benefit dollar limitation multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Member’s Annuity Starting Date to the annual amount of the immediately commencing straight life annuity under the Plan at age 62, both determined without applying the limitations of this section 6.11.

Any decrease in the defined benefit dollar limitation determined in accordance with this section 6.11(c)(1) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Member. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(2)

If the benefit of a Participant begins after the Participant attains age 65, the defined benefit dollar limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the participant at age 65 (adjusted under section 6.11(a)(3) above, if required).

(A)

For Limitation Years ending before January 1, 2008, the Actuarial Equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (i) the lesser of the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in the

Plan for actuarial equivalence for late retirement benefits and (ii) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a five percent interest rate and the mortality table prescribed by the Secretary of the Treasury under Code section 415(b)(2)(E)(v).

(B)

For Limitation Years beginning on or after January 1, 2008, the defined benefit dollar limitation applicable at an age after age 65 is determined as the lesser of (i) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate and the Applicable Mortality Table (and expressing the Member’s age based on completed calendar months as of the Annuity Starting Date); and (ii) the defined benefit dollar limitation multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Member’s Annuity Starting Date to the annual amount of the immediately commencing straight life annuity under the Plan at age 62, both determined without applying the limitations of this Section 6.11. For the purpose of applying this limitation, the annual amount of the immediately commencing straight life annuity under the Plan at the Member’s Annuity Starting Date shall be computed by disregarding the Member’s accruals after age 65 but including actuarial adjustments even if the actuarial adjustments are used to offset the Member’s accruals.

For purposes of this Section 6.11(c)(2), mortality between age 65 and the age at which benefits commence shall be ignored

(d)

Effect of Benefit Increases under EGTRRA. The benefit increases resulting from the increases in the limitations of Code section 415(b) under the Economic Growth and Tax Relief and Recovery Act of 2002 shall apply to all Members who have one Hour of Service on or after the first day of the first Limitation Year beginning on or after January 1, 2002.

(e)

Effect of Additional Section 415 Limitations on and After January 1, 2006. The application of the provisions of this section 6.11, other than the limitation on the amount of a Member’s annual benefit that may accrue in any Limitation Year under this section 6.11 and the adjustments in the defined benefit dollar limitation applicable to the Member before age 62 and after age 65 under sections 6.11(c)(1)(A) and 6.11(c)(2)(A) shall not cause the ‘maximum permissible benefit’ for any Member to be less than the Member’s Accrued Benefit under all the defined benefit plans maintained by the Employer, any nonparticipating Affiliates and any predecessor Employer as of December 31, 2005. The limitation on the amount of a Member’s annual benefit that may accrue in any Limitation Year under this section 6.11, the adjustments in the defined benefit dollar limitation applicable to the Member before age 62 and after age 65 under sections 6.11(c)(1)(B) and 6.11(c)(2)(B), and the application of the limitation on Compensation that may be taken into account under section 2.1(r)(2) shall not cause the ‘maximum permissible benefit’ for any Member to be less than the Member’s Accrued Benefit under all defined benefit plans maintained by the Employer, and nonparticipating Affiliate, and any predecessor Employer as of December 31, 2007.

6.12 Payment of Small Amounts

Any other provision of the Plan notwithstanding, the Member’s vested Accrued Benefit or Preretirement Survivor Annuity shall be paid in a single sum if, prior to the commencement of distribution, its single sum value does not exceed $1,000.

The single sum value shall equal the greater of

(a)	the Actuarial Equivalent of the Member’s vested Accrued Benefit or Preretirement Survivor Annuity, as applicable (determined under section 5.1(a), to the extent appropriate); or

(b)	the Member’s vested Cash Balance Account; determined as of the date of the distribution.

Upon Termination of Employment, a Participant whose vested percentage under section 5.2 is zero shall be deemed to have received a lump-sum payment of $0 and his Accrued Benefit shall be treated as an immediate forfeiture. This deemed distribution shall represent the entire benefit to which such Participant was entitled under the Plan, in lieu of all other benefits under the Plan.

6.13 No Rollover or Trust-to-Trust Transfer to the Plan

No Participant shall be permitted to make a rollover to this Plan or to have a trust-to-trust transfer made on his behalf to this Plan of any benefit previously received by the Participant from any other plan or accrued by the Participant under any other plan.

6.14 Direct Rollover from the Plan

(a)

In General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election, a Distributee (as defined in subsection (b)) may elect at the time and in the manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution (as defined in subsection (b)) paid directly to an Eligible Retirement Plan (as defined in subsection (b)) specified by the Distributee in a Direct Rollover (as defined in subsection (b)).

(b)	Definitions.

(1)

Eligible Rollover Distribution shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution shall not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any distribution that is made upon hardship of the Participant.

(2)

Eligible Retirement Plan shall mean an eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), a qualified trust described in Code section 401(a), an annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), and an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. Effective with respect to distributions made after 2007, an eligible retirement plan includes a Roth individual retirement plan described in Code section 408A. Effective with respect to distributions after 2009 to a designated beneficiary of an Employee other than an Employee’s surviving Spouse, an eligible retirement plan shall mean an individual retirement account or individual retirement annuity.

(3)

Distributee shall mean an Employee, former Employee, an Employee or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code section 414(p), with regard to the interest of the spouse or former spouse. Effective with respect to distributions after 2009, a Distributee shall also mean a designated beneficiary of an Employee other than the Employee’s surviving Spouse.

(4)	Direct Rollover shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(c)

Notice. The Administrative Committee shall provide all Members with information on the Direct Rollover election. Such information and election shall be intended to comply in all respects with final Treasury regulations regarding such information and election.

Article 7. Commencement of Payments and Duration

7.1 Commencement

The monthly retirement benefit payments to which an eligible Member is entitled under section 6.1, 6.2, 6.3, or 6.4 shall begin as described below and shall then be payable pursuant to the applicable method of payment under section 6.7, 6.9, or 6.10:

(a)	Normal Retirement Benefits.

(1)

A Member entitled to a benefit under section 6.1 shall start receiving such benefit as of the first day of the month following the earlier of the Member’s Termination of Employment or the month that he is employed at a rate of fewer than 40 Hours of Service.

(2)

A Member entitled to a benefit under section 6.1 who continues his employment past his Normal Retirement Age at a rate of 40 or more Hours of Service per month shall have his normal retirement benefits suspended in the manner described in section 7.3 and he shall receive the notice described in section 7.4.

(b)

Early Retirement Benefits. A Member entitled to a benefit under section 6.2 shall start receiving such benefit as of the first day of the month following the Member’s Termination of Employment unless he elects prior to his Termination of Employment to defer commencement until a later date. In no case shall a Member be permitted to defer commencement until later than the Member’s Normal Retirement Date.

(c)

Deferred Vested Retirement Benefits. A Member entitled to a benefit under section 6.4, other than a Member who is subject to the cashout rules of section 6.12, shall start receiving such benefit as of his Normal Retirement Date, except that the Member shall have the right to begin receiving monthly deferred vested retirement benefits either

(1)

as of the first day of the calendar month following the date of the Member’s Termination of Employment, in the case of an annuity, or as soon as administratively practicable following the Member’s Termination of Employment, in the case of a single-sum payment; or

(2)

as of a later date that is as soon as administratively practicable following the date that the Member’s written application is properly filed with the Administrative Committee, but in no event later than the Member’s Normal Retirement Date.

7.2 Employee Status

A Member who retires or otherwise has a Termination of Employment under the terms of the Plan shall cease to be an Employee upon such retirement or Termination of Employment.

7.3 Suspension of Benefits

(a)	Reemployment Before Attaining Normal Retirement Age. If a Member is reemployed as an Employee before his Normal Retirement Age and before his full vested benefit under the Plan (prior to such reemployment) has been distributed, any monthly benefit payments being made to such a Member shall be discontinued and shall not be paid during the Member’s reemployment. The Member’s previous election of payment form shall be canceled and the Vesting Service (and Benefit Service) that the Member had at the time of his prior Termination of Employment shall be reinstated. Any portion of the Member’s benefit which was forfeited upon prior Termination of Employment shall also be reinstated.

Upon the Member’s subsequent retirement, his benefit under the Plan shall be paid as if the Member were then first retired, but such benefit shall be reduced by the Actuarial Equivalent (ignoring mortality) of the benefit payments the Member previously received. If the Member dies during such reemployment, no payments shall be made under section 6.1, 6.2, or 6.4. Death benefits shall be paid only pursuant to sections 6.5 and 6.6, subject to the offset described in this subsection.

(b)

Employment or Reemployment on or After Attaining Normal Retirement Age and After Benefit Commencement. If a Member who has commenced benefits remains employed or is reemployed as an Employee after attaining Normal Retirement Age but before his full vested benefit under the Plan (prior to such reemployment) has been distributed then monthly benefit payments shall continue during the period of such employment or reemployment.

The Member shall also continue to accrue post-retirement benefits in accordance with section 5.1 for the period of employment or reemployment, but such benefits shall not be paid until the Member first or again incurs a Termination of Employment unless the Member obtains fewer than 40 Hours of Service in any calendar month. Upon the Member’s subsequent retirement, the post-retirement benefit accruals shall be added to the Member’s benefit already in pay status and shall be paid as a separate benefit in any form available under Article 6 to the Member, subject to any applicable election or consent requirements thereunder. Section 6.12 (concerning small amount cashouts) shall not apply to post-retirement benefit accruals described in this section.

(c)

Employment or Reemployment on or After Attaining Normal Retirement Age Without Benefit Commencement. If a Member remains employed or is reemployed as an Employee after attaining Normal Retirement Age at a rate of at least 40 Hours of Service per month and his benefits have not commenced, he shall be provided with a suspension of benefits notice, in accordance with Department of Labor Regulations and such rules as the Administrative Committee may prescribe, stating that the normal retirement benefit payments to which the Member is entitled are not being paid because of the Member’s continued employment or reemployment.

If a Member remains employed or is reemployed as an Employee after attaining Normal Retirement Age at a rate of less than 40 Hours of Service per month, he shall receive the same type and amount of benefit payment he was entitled to receive at his Normal Retirement Age or preceding his reemployment

7.4 Suspension of Benefits Notice and Procedures

If an Employee’s benefits are to be suspended after Normal Retirement Age, the Administrative

Committee shall notify the Employee, by personal delivery or first class mail during the first calendar month in which payments are withheld, that benefits are suspended. The notice shall contain—

(a)	a general description of the reasons why payments are suspended;

(b)	a general description of the Plan provisions relating to the suspension of benefits;

(c)	a copy of such Plan provisions;

(d)	a statement that applicable Department of Labor regulations may be found in section 2530.203-3 of the Code of Federal Regulations;

(e)	a statement that a review of the suspension may be requested under the claims procedure found in section 14.8;

(f)	if the Plan requires a benefit resumption notice, the procedure and forms; and

(g)	if the Plan requires verification by the Employee that his benefits should not be suspended, the procedure and forms for such verification.

7.5 Time Limits for Payment of Benefits

To comply with the requirements of Code Section 401(a)(14) and the legal restrictions of Code section 40l(a)(9) and the regulations thereunder on the deferral of benefit commencement, all benefit payments must comply with the following rules, notwithstanding any other Plan provision:

(a)

Benefit Commencement Requirements. Payment of benefits shall begin as soon as practical after the Member is entitled to receive them (and has properly filed a benefits election form) but not later than 60 days after the last day of the Plan Year in which occurs the later of—

(1)	the Member’s attainment of Normal Retirement Age; or

(2)	the Member’s Termination of Employment;

provided, however, that if the amount of the payments required to commence on a date determined under this section cannot be ascertained or the person entitled thereto cannot be located by that date, a payment retroactive to that date may be made no later than 60 days after the earliest date on which such amount can be ascertained or such person located.

(b)

Required Distributions- Code Section 401(a)(9). Notwithstanding any other provision of the Plan, distributions under this Article VI made on or after January 1, 2002 shall be made in accordance with Code section 401(a)(9) and the regulations thereunder, including the incidental death benefit requirement in section Code section 401(a)(9)(G) and the regulations thereunder.

(1)	Time and Manner of Distribution

(A)	Required Beginning Date — The Member’s entire benefit shall be distributed, or begin to be distributed, to the Member no later than the Member’s Required Beginning Date.

(B)	Death of Member Before Distributions Begin — If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)

If the Member’s surviving spouse is the Member’s sole Beneficiary, distributions to the surviving spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.

(ii)

If the Member’s surviving spouse is not the Member’s sole Beneficiary, distributions to the Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(iii)

If there is no Beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire benefit shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(iv)

If the Member’s surviving spouse is the Member’s sole Beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, this section 7.5(b)(1)(B), other than paragraph (i) above, shall apply as if the surviving spouse were the Member.

For purposes of this Section 7.5(b)(1)(B) and Section 7.5(b)(4) below, distributions are considered to begin on the Member’s Required Beginning Date (or if Section 7.5(b)(1)(B)(iv) above applies, the date distributions are required to begin to the surviving spouse under Section 7.5(b)(1)(B)(i) above). If annuity payments irrevocably commence to the Member before the Member’s Required Beginning Date (or to the Member’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 7.5(b)(1)(B)(i) above), the date distributions are considered to begin is the date distributions actually commence.

(C)

Form of Distribution — Unless a Member’s benefit is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution

Calendar Year, distributions will be made in accordance with Sections 7.5(b)(2) 7.5(b)(3), and 7.5(b)(4) below. If the Member’s benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and the Treasury Regulations.

(2)	Determination of Amount to be Distributed Each Year.

(A)	General Annuity Requirement — If the Member’s benefit is paid in the form of annuity distributions under the Plan, payments under the annuity shall satisfy the following requirements:

(i)	the annuity distributions shall be paid in periodic payments made at intervals not longer than one year;

(ii)	the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Sections 7.5(b)(3) and 7.5(b)(4);

(iii)	once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted; and

(iv)

payments will either be nonincreasing or increase only as follows: (a) by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics; (b) to the extent of the reduction in the amount of the Member’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was used to determine the distribution period described in Section 7.5(b)(3) dies or is no longer the Member’s Beneficiary pursuant to a qualified domestic relations order within the meaning of Code section 414(p); and (iii) to pay increased benefits that result from a Plan amendment.

(B)

Amount Required to be Distributed by Required Beginning Date — The amount that must be distributed on or before the Member’s Required Beginning Date (or, if the Member dies before distributions begin, the date distributions are required to begin under Section 7.5(b)(1)(A) or 7.5(b)(1)(B)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Member’s benefit accruals as of the last day of the first Distribution Calendar Year shall be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Member’s Required Beginning Date.

(C)

Additional Accruals After First Distribution Calendar Year — Any additional benefits accruing to the Member in a calendar year after the first Distribution Calendar Year shall be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(3)	Requirements For Annuity Distributions That Commence During a Member’s Lifetime

(A)

Joint Life Annuities; Where the Beneficiary Is Not the Member’s Spouse — If the Member’s benefit is to be distributed in the form of a joint and survivor annuity for the joint lives of the Member and a nonspouse Beneficiary, annuity payments to be made on or after the Member’s Required Beginning Date to the Beneficiary after the Member’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Member using the table set forth in Q&A-2 of section 1.401(a)(9)-6 of the Treasury Regulations.

(B)

Period Certain Annuities — Unless the Member’s spouse is the sole Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Member’s lifetime may not exceed the applicable distribution period for the Member under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Member reaches age 70, the applicable distribution period for the Member is the distribution period for age 70 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations plus the excess of 70 over the age of the Member as of the Member’s birthday in the year that contains the Annuity Starting Date.

(4)	Requirements For Minimum Distributions Where Member Dies Before Date Distributions Begin

(A)

Member Survived By Designated Beneficiary — If the Member dies before the date distribution of his benefit begins and there is a Beneficiary, the Member’s entire benefit shall be distributed beginning no later than the time described in Section 7.5(b)(1)(B)(i) or 7.5(b)(1)(B)(ii), over the life of the Beneficiary or over a period certain not exceeding:

(i)	unless the Annuity Starting Date is before the first Distribution Calendar Year, the Life Expectancy of the Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Member’s death; or

(ii)

if the Annuity Starting Date is before the first Distribution Calendar Year, the Life Expectancy of the Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the Annuity Starting Date.

(B)

No Designated Beneficiary — If the Member dies before the date distributions begin and there is no Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(C)

Death of Surviving Spouse Before Distributions to Surviving Spouse Begin — If the Member dies before the date distribution of his benefit begins, the Member’s surviving spouse is the Member’s sole Beneficiary, and the Surviving Spouse dies before distributions to the surviving spouse begin, this section 7.5(b) shall apply as if the surviving spouse were the Member, except that the time by which distributions must begin will be determined without regard to section 7.5(b)(1)(B)(i).

(5)	Definitions — For purposes of this section 7.5, the following definitions shall apply:

(A)

“Designated Beneficiary” means the individual who is designated as the Beneficiary under section 2.1(j) of the Plan and who is the designated beneficiary under Code section 401(a)(9) section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(B)

“Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member’s Required Beginning Date. For distributions beginning after the Member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to section 7.5(b)(2)(A).

(C)	“Life Expectancy” means the life expectancy computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

(D)	“Required Beginning Date” means

(i)	For Members who are 5 percent owners, April 1 of the calendar year following the year in which the Member reaches age 70 1/2, and

(ii)

For Members other than 5-percent owners, April 1 of the calendar year following the later of (a) the year in which the Member reaches age 70 1/2; or (b) the year in which the Member’s Termination of Employment occurs.

For purposes of this subsection, a Member is treated as a 5-percent owner if such Member is a 5 percent owner as defined in Code section 416 at any time during the plan year ending with or within the calendar year in which such owner attains age 70 1/2.

7.6 Withholding Taxes

An Employer may withhold from a Member’s compensation and the Trustee may withhold from any payment under this Plan any taxes required to be withheld with respect to contributions or benefits under this Plan and such sum as the Employer or Trustee may reasonably estimate as necessary to cover any taxes for which they may be liable and which may be assessed with respect to contributions or benefits under this Plan.

Article 8. Funding

8.1 Company Contributions

The Company shall contribute the full cost of retirement benefits for all participating Employees.

8.2 Nonreversion

No Employer shall have any right, title, or interest in the contributions made by it under the Plan and no part of the Trust Fund shall revert to it or for its benefit, except that—

(a)

Upon termination of the Plan with respect to any Employer and the allocation and distribution of the Trust Fund as provided in section 16.2, any funds remaining in the Trust Fund with respect to that Employer after the satisfaction of all fixed and contingent liabilities under the Plan with respect to that Employer may revert to that Employer, as further described in section 16.4.

(b)	If a contribution is made to the Trust Fund by any Employer by a mistake of fact, then such contribution may be returned to that Employer within one year after the payment of the contribution.

(c)

Employer contributions are expressly conditioned upon deductibility of contributions under Code section 404, and if any part of all of a contribution is disallowed as a deduction under Code section 404 with respect to any Employer, then to the extent a contribution is disallowed as a deduction, it may be returned to that Employer within one year after the later of the date of payment of the contribution or the date the deduction for the contribution was disallowed. Nondeductible contributions that are treated as de minimis pursuant to Revenue Procedure 90-49 shall be returned to the Employer within one year of the date of the Actuary’s certification of such nondeductibility.

Any contributions returned to the Employer under subsection (a), (c) or (d) above shall not include any investment earnings thereon but shall be net of any investment losses thereon.

Article 9. Allocation of Fiduciary Responsibility

9.1 Fiduciaries

The fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan. The Company shall have the sole responsibility for—

(a)	making the contributions required to fund the benefits authorized by the provisions of Article 5;

(b)	appointing and removing the Trustees and members of the Administrative Committee; and

(c)	amending or terminating; in whole or in part, this Plan and Trust.

9.2 Administrative Committee

The Administrative Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in Article 14.

9.3 Trustees

The Trustees shall have the sole responsibility for the administration and management of the assets held pursuant to this Plan and Trust, all as specifically provided for herein.

9.4 Fiduciary Responsibility

Each fiduciary warrants that any direction given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan and Trust, authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information, or action of another fiduciary as being proper under this Plan, and is not required herein to inquire into the propriety of any such direction, information, or action. It is intended under this Plan that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations pursuant to the Plan and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust fund in any manner against investment loss or depreciation in asset value.

Article 10. The Trustees

10.1 Number of Trustees

There shall be three Trustees for this Trust, appointed by the Company.

10.2 Trust Funds

The Trustees shall accept and receive all sums of money paid to them from time to time by the Company, and shall hold, invest, reinvest, manage, and administer such moneys and the increment, increase, earnings, and income thereof as a Trust for the exclusive benefit of the Employees participating in the Plan, and their beneficiaries. All income and earnings of the Trust shall be accumulated by the Trustees and by them held, invested, and reinvested as a part of the principal of the said Trust.

10.3. Investment of Funds

(a)

The Trustees shall invest and reinvest the principal and income of the Trust in their discretion in such securities, common and preferred stocks, real estate mortgages, debentures, bonds, promissory notes, real estate, real estate improvements, leaseholds, or any other income-producing properties or securities, real or personal, within or without the State of Missouri, and other investments as the Trustees shall, after investigation, believe to be sound and suitable investments for this Trust, although the same may not be of the character permitted for trustees’ investments by the Laws of the State of Missouri. The Trustees are specifically empowered to invest the Trust assets in the capital stock of Kansas City Life Insurance Company as well as in a deposit administration annuity contract, or any similar type policy contract, made available by Kansas City Life Insurance Company.

(b)	The Trustees may retain in cash so much of the Trust assets as they may deem advisable.

(c)

The Trustees may sell property held by the Trust at either public or private sale, for cash or on credit, at such times as they may deem appropriate; they may exchange such property, and they may grant options for the purchase or exchange thereof.

(d)

The Trustees may consent to and participate in any plan or reorganization, consolidation, merger, extension or other similar plan affecting property held by the Trust; they may consent to any contract, lease, mortgage, purchase, sale, or other action by any corporation pursuant to any such plan; they may accept and retain property issued under any such plan, even though it would not be eligible as a new investment under the provisions of this section.

(e)

The Trustees may deposit property held in the Trust with any protective, reorganization, or similar committee, and may delegate discretionary power thereto to pay its reasonable share of such committee’s expenses and compensation and any assessments levied with respect to any property so deposited.

(f)	The Trustees may exercise all conversion and subscription rights pertaining to property held in the trust.

(g)

The Trustees may exercise all voting rights with respect to property held in the Trust, and in connection therewith grant proxies discretionary or otherwise, all in accordance with the provisions of this Plan and Trust.

(h)	The Trustees may cause securities and other property to be registered and held in their names, the name of any one of them, or in the name of their nominee.

(i)	The Trustees may compromise, compound, and. settle any Trust, and pledge or mortgage securities or other assets owned by the Trust as security for the payment thereof.

(j)

The Trustees may compromise, compound, and settle any debtor obligation due to or from them as Trustees; they may reduce the rate of interest on any obligation due them as Trustees; they may extend the time of payment of both interest and principal, or otherwise modify the terms of any obligation due them as Trustees; upon default of any obligation due them as Trustees, they may foreclose or otherwise enforce any obligation belonging to the Trust.

(k)

The Trustees may generally do all such acts, execute all such instruments, take all such proceedings, and exercise all such rights and privileges with relation to property belonging to the Trust as if the Trustees were the absolute owners thereof.

(1)

The Trustees (or any investment manager appointed by the Trustees) may cause all or part of the assets of this Plan and Trust for which they have investment responsibility to be invested in any common, collective, or commingled trust, or pooled investment fund qualified under Code section 401(a) and exempt from taxation under Code section-501(a). To the extent assets of this Plan and Trust are invested in any such common, collective, or commingled trust, or pooled investment fund, the terms and provisions of the documents under which such trust or fund are maintained (as amended from time to time) shall govern any investment therein, and such terms and provisions are hereby incorporated into and made a part of this Plan and Trust.

10.4 Prior Approval of Investments

Any investments or reinvestments of any funds of this Trust by the Trustees shall be subject to the prior approval of and/or reporting to the Investment Committee of the Company or the Executive Committee of the Company in accordance with requirements established by resolution of the Executive Committee pertaining to the Investment Committee and as amended from time to time. However, this section 10.4 shall not apply to any investments or reinvestments made by an investment manager appointed by the Trustees.

10.5 Disbursements

Disbursement of the funds of this Trust shall be made by the Trustees only to or for the benefit of the Members of the Plan or their beneficiaries, and only at the time, in the amount and in the manner prescribed in written instructions of the Administrative Committee delivered by such Committee to the Trustees. The Trustees are empowered to sell securities belonging to the Trust to meet said disbursements when the cash reserve is insufficient

10.6 No Independent Determination

The Trustees shall not be obligated or required to determine whether any instructions issued to them by the Administrative Committee are in fact so issued in accordance with the terms of the Plan or the powers and duties thereunder of said Committee.

10.7 Indemnification Insurance

The Trustees or the Administrative Committee shall have the right to purchase insurance on behalf of themselves or anyone acting in a fiduciary capacity with respect to the Plan and Trust, to cover liability or losses occurring by reason of the act or omission of a fiduciary, if such insurance permits recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary.

10.8 Annual Account

Each year the Trustees shall render to the Company an account of their administration of, the Trust for the year ending on the preceding December 31. The written approval of said account by the Board of Directors or the Executive Committee, or any designated subcommittee of the Executive Committee, of the Company shall, as to all matters and transactions stated therein or shown thereby, be final and binding upon all persons who are then or who may thereafter become interested in this Plan and Trust.

10.9 Valuation of Assets

For purposes of applying the applicable minimum funding standard established by the Act, Trust assets are to be valued on the basis of any reasonable actuarial method of valuation permitted under regulations from time to time.

10.10 Remuneration

No Trustee shall receive any compensation for his services as such Trustee. In the administration of said Trust, the Trustees, if they deem it advisable, may employ an executive director, secretary, or treasurer and fix reasonable compensation therefore, and a Trustee may act as such executive director, secretary, or treasurer and receive the compensation so fixed. The Trustees may in their discretion employ clerical help, actuaries, accountants, attorneys, or other necessary personal services of a person or corporation as may be necessary to properly administer, defend, and protect the Trust, and reasonable compensation for said services may be paid by the Trustees from the Trust in the event the Company does not elect to pay for such services. Any taxes that may be levied against said Trust shall be paid by the Trustees from the Trust assets after liability for said taxes, if any, has been established, and in determining the liability for taxes the Trustees are specifically authorized to use their own discretion in contesting taxes claimed to be due against said Trust, and said Trustees may employ counsel for such purposes and pay said counsel fees from the Trust assets in the event the Company does not elect to pay said costs and fees.

10.11 Removal, Resignation, and Replacement of Trustees

The Trustees administering this Trust shall at all times be officers of the Company, and any Trustee may at any time be removed from the office of Trustee, with or without cause, by the Company or the Executive Committee of the Company. The Trustees named herein shall serve as such Trustees until their resignation, death, or removal by the Board of Directors or the Executive Committee. When any Trustee ceases to be an officer of the Company, he automatically ceases to be a Trustee. Resignation of a Trustee shall be by written notice given to the Board of Directors or the Executive Committee of the Company. Whenever a vacancy occurs by resignation, death or remoyal of one or more of the Trustees, the Board of Directors or the Executive Committee shall promptly fill said vacancy or vacancies so created by naming a successor Trustee or successor Trustees possessing the qualifications herein prescribed. All successor Trustees shall have the same powers in connection with said Trust as the initial Trustees have, and they shall be subject to the same limitations and directions as prescribed herein for the initial Trustees.

10.12 Trustees’ Rules

The Trustees may make proper rules for carrying out the purposes of the Trust, and may amend said rules from time to time. A majority of the Trustees shall constitute a quorum, and the action taken by a quorum shall be controlling and shall be deemed the act of the Trustees. The Trustees may designate any one of their number to act as chairman or presiding officer. Any one of the Trustees shall be and is hereby authorized to affix his signature as the signature of all of the Trustees when such may be desirable in the performance of their duties pursuant hereto. This Plan and Trust shall be construed and enforced according to the laws of the State of Missouri, and all provisions thereof shall be administered according to the laws of such state. Any suit at law or in equity brought against the Trustees of the Company by any person, firm, or corporation, including the participants in the Plan, must be first instituted in Jackson County, Missouri, which county and state is the sites of the parties hereto and the only jurisdiction within which this Plan and Trust is to be administered or located.

Article 11. Payments to Trust

11.1 Company Contributions

Contributions of the Company shall be paid to the Trust at any time during the year as determined by the Company. However, the Company may make advance payments to the Trust from time to time, as it shall deem necessary or desirable.

Article 12. Payment of Pensions

12.1 Payment to Members

Whenever a member shall become entitled to commencement of the payment of his pension as hereinbefore provided, the Trustees, upon the written direction of the Administrative Committee, shall pay to the Member the pension payments to which he is then entitled. Benefits under this Plan shall be paid only if the Administrative Committee decides in its discretion that the applicant is entitled to them. The Administrative Committee may direct that such pension shall be paid by the purchase of an annuity or annuities on the life of such member in such amount and form as will produce the monthly pension payments to which he shall be entitled under this Plan, or that such pension shall be paid directly from Trust assets. If said annuity contracts shall be purchased, they shall be issued to the Trustees.

12.2 Direction by Administrative Committee

The Trustees shall make all disbursements to Members and Beneficiaries in accordance with the directions of the Administrative Committee.

Article 13. Inalienability of Benefits and Incompetency

13.1 Prohibition of Alienation

Except as may be required by a qualified domestic relations order defined in Code section 414(p), or as otherwise provided in Code section 401 (a)(13)(C), no Member shall be entitled, either before or after his retirement, to alienate, assign, or encumber his right to the benefits provided by this Plan, and should he attempt to do so, or should his creditor or any person claiming against him seek to subject the interest of such Member herein to legal or equitable process, all right of such Member to the benefits of this Plan shall forthwith pass to such person or persons as such Member shall have appointed to receive the benefits which would have been payable under this Plan in the event of his death, or, if no such beneficiary shall have been so designated or shall be then living, then to such of his relatives as the Administrative Committee may select. At any time thereafter, the Administrative Committee, in its sole discretion, may restore to such Member his full rights under this Plan.

13.2 Incompetency

Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Administrative Committee receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, or other person legally vested with the care of his estate has been appointed. In the event that the Administrative Committee finds that any person to whom a benefit is payable under the Plan is unable to properly care for his affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother, or a sister, or to any person deemed by the Administrative Committee to have incurred expense for such person otherwise entitled to payment.

In the event a guardian or conservator of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator, provided that proper proof of appointment is furnished in a form and manner suitable to the Administrative Committee.

To the extent permitted by law, any payment made under the provisions of this section 13.2 shall be a complete discharge of liability under the Plan.

Article 14. Administrative Committee

14.1 Composition and Responsibility

The Administrative Committee, sometimes herein referred to as the “Committee,” shall consist of a number of persons, not less than three nor more than five, designated by the Executive Committee of the Company, who shall serve terms of one year or until their successors are designated, and said committee shall have the responsibility for the general administration of the Plan and for carrying out the provisions of the Plan in accordance with its terms. The Committee shall have absolute discretion in carrying out its responsibilities.

14.2 Powers

The Committee may appoint from its members such committees with such powers as it shall determine; may authorize one or more of its number or any agent to execute or deliver any instrument or make any payment on its behalf; and may utilize counsel, employ agents, and provide for such clerical and accounting services as it may require in carrying out the provisions of the Plan.

14.3 Meetings

The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

14.4 Quorum

The action of a majority of the members expressed from time to time by a vote in a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.

14.5 Compensation and Bonding

No member of the Committee shall receive any compensation for his services as such, and, except as required by law, no bond or other security shall be required of him in such capacity in any jurisdiction.

14.6 Rules and Regulations

Subject to the limitation of this Plan and Trust, the Committee from time to time shall establish rules or regulations for the administration of the Plan and the transaction of its business.

14.7 Interpretation

The Committee shall interpret the Plan and decide any and all matters arising hereunder, including the right to remedy possible ambiguities, inconsistencies, or omissions. The Committee shall have full and complete discretionary authority to construe and interpret the provisions of the Plan. All interpretations, determinations, and decisions of the Committee in respect of any matter hereunder shall be final, conclusive, and binding on all parties affected thereby.

14.8 Effect of a Mistake

In the event of a mistake or misstatement as to the eligibility, participation, or service of any Member, or the amount of payments made or to be made to a Member or Beneficiary, the Administrative Committee shall, if possible, cause to be withheld or accelerated or otherwise make adjustment of such amounts of payments as will in its sole judgment result in the Member or Beneficiary receiving the proper amount of payments under this Plan.

14.9 Adjudication

The Administrative Committee shall make all determinations as to the right of any person to a benefit. The Committee shall have full and complete discretionary authority to determine the right of any person to a benefit. Any denial by the Committee of a claim for benefits under this Plan by a Member or a Beneficiary shall be stated in writing by the Committee and delivered or mailed to the Member or the Beneficiary, whichever is appropriate; and such notice shall set forth the specific reason for the denial, written to the best of the Committee’s ability in a manner that may be understood without legal or actuarial counsel. In addition, the Committee shall provide a reasonable opportunity to any Member or Beneficiary whose claim for benefits has been denied for a review of the decision denying the claim.

14.10 Reports to Executive Committee

The Committee shall, when requested, submit a report to the Executive Committee of the Company giving a brief account of the operation of the Plan and the performance of the various funds and accounts established pursuant to the Plan.

14.11 Resignation and Replacement

Any member of the Committee may resign by giving notice to the Executive Committee of the Company at least 15 days before the effective date of his resignation. Any Committee member shall resign upon the request of the Executive Committee. The Executive Committee shall fill all vacancies on the Committee as soon as is reasonably possible after a resignation takes place, and until a new appointment takes place, the remaining members of the Committee shall have authority to act, if approved by either a majority of the remaining members or by two members, whichever number is lesser.

Article 15. Amendment and Merger, Consolidation, or Transfer

15.1 Amendment

The Board of Directors of the Company, or the Executive Committee of the Board of Directors, may amend this Plan at any time by adoption of a written resolution, provided that no such amendment shall—

(a)	revest any amount of the Trust assets in the Company, or

(b)	reduce the amount of pension or other benefits theretofore accrued to any Member or the beneficiaries of any deceased Member, or

(c)	transfer any part of the interests in this Plan of one class of Members to another class of Members, or

(d)

make possible the diversion of the Trust assets, or any part thereof, to any purpose other than for the exclusive benefit of the employees of the Company or their beneficiaries. Except as hereinabove provided, the Board of Directors of the Company, or the Executive Committee of the Board of Directors, may amend this Plan in any manner that it deems expedient or proper.

15.2 Merger, Consolidation, or Transfer

In the event of any merger or consolidation of the Plan with, or transfer, in whole or in part, of the assets and liabilities of the Trust Fund to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Members of this Plan, the assets of the Trust Fund applicable to such Member shall be transferred to the other trust fund only if—

(a)

each Member would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated);

(b)

resolutions of the Board of Directors of the Company under this Plan, and of any new or successor employer of the affected Members, shall authorize such merger, consolidation, or transfer; and, in the case of a new or successor employer of the affected Members, its resolutions shall include an assumption of liabilities with respect to such Members’ inclusion in the new employer’s plan; and

(c)	such other plan and trust are qualified under Code sections 401 (a) and 501(a).

Article 16. Termination of Plan

16.1 Discontinuance of Plan

The Company assumes no contractual obligation as to the continuance of this Plan, and specifically reserves the right, at any time and for any reason, to discontinue this Plan and its contributions thereunder by adoption of a written resolution by the Board of Directors of the Company, or the Executive Committee of the Board of Directors. Provided, however, that such discontinuance shall not revest the Trust assets as then constituted, or any part thereof, in the Company, except excess assets resulting from actuarial error, and that the: equity in said assets of each Member and each beneficiary of a deceased Member, as it exists at date of such discontinuance, shall be irrevocable and disbursed to him in the manner set forth in this Article 16, or in Article 17, whichever shall be appropriate.

Within 30 days after the discontinuance of this Plan, the Administrative Committee shall give written notice thereof to the Trustees and to each Member and each beneficiary of a deceased Member, if any.

16.2 Distribution on Discontinuance

Upon termination of the Plan, or upon termination of employment of a group of Participants constituting a partial termination of the Plan, each such Member’s Accrued Benefit, calculated as of the date of termination, shall become fully vested and. nonforfeitable to the extent funded. The assets of the Trust fund, or the portion thereof segregated because of a partial termination, shall be liquidated (after provision is made for the expenses of liquidation) by the payment or provision for the payment of benefits in the order of preference presented by section 4044 of the Act.

16.3 Distribution Medium

Subject to the foregoing provisions of this Article 16, any distribution after termination of the Plan may be made, in whole or in part, to the extent that no discrimination in value results, in cash, in securities or other assets in kind, or in nontransferable annuity contracts, as the Administrative Committee in its discretion shall determine.

16.4 Reversion to Company

In no event shall the Company receive any amounts from the Trust fund upon termination of the Plan, except that, and notwithstanding any other provision of the Plan, the Company shall receive such amounts, if any, as may remain after the satisfaction of all liabilities of the Plan and arising out of any deviations between actual requirements and expected actuarial requirements.

Article 17. Temporary Restrictions on Benefits

17.1 Temporary Limitation on Benefits of Restricted Members

(a)

Plan Termination. In the event of the termination of the Plan, the benefit of any Highly Compensated Employee (and any former Highly Compensated Employee) is limited to a benefit that is nondiscriminatory under Code section 401(a)(4).

(b)

Restriction. Notwithstanding any Plan provision to the contrary, the retirement benefits provided under the Plan from Employer contributions for Members described in subsection (c) below will be restricted to an amount equal to the payments that would be made on the Member’s behalf under a Straight Life Annuity that is the Actuarial Equivalent of the sum of the Member’s Accrued Benefit and the Member’s other benefits (if any) under the Plan.

(c)	Restricted Members. The Members subject to the restrictions set forth in subsection (b) are those Members who are both—

(1)	Highly Compensated Employees or former Highly Compensated Employees (as defined in Code section 414(q)); and

(2)

within the group of the 25 of such Highly Compensated Employees or former Highly Compensated Employees with the largest amount of compensation (as defined in Code section 414(s)) in the current or any prior year.

(d)	Nonapplicability. The restrictions in this section 17.1 will not apply, however, if—

(1)

after taking into account payment to or on behalf of the restricted Member of all benefits payable to or on behalf of that restricted Member under the Plan, the value of the Plan assets equals or exceeds 110 percent of the value of the current liabilities of the Plan as defined in Code section 412(l)(7);

(2)	the value of the benefits payable to or on behalf of the restricted Member is less than 1 percent of the value of current liabilities before distribution;

(3)	the value of the benefits payable to or on behalf of the restricted Member does not exceed—

(A)	$3,500, if the Annuity Starting Date is before January 1, 1998; or

(B)	$5,000, if the Annuity Starting Date is on or after January 1, 1998; or

(4)	the Commissioner of Internal Revenue determines that such restrictions are not necessary to prevent the prohibited discrimination that may occur in the event of an early termination of the Plan.

(e)

Lump Sum Distribution. In the event that a Member’s lump sum payment under section 6.10(a) is restricted under subsection (b) above, a lump sum payment may nevertheless be made if the restricted Member enters into an agreement with the Trustee providing for repayment of any part of the distribution which is restricted hereunder in the event the

Plan is terminated while such restrictions apply. The agreement shall provide for adequate security for the obligation of repayment, such as a bond, a segregated individual retirement account, or other security for repayment as may be acceptable to the Administrative Committee unless (and until) one of the conditions described in subsection (d) above is satisfied.

Article 18. Top-Heavy Provisions

18.1 Application of Top-Heavy Provisions

(a)

Single Plan Determination. Except as provided in subsection (b)(2) below, if as of a Determination Date, the sum of the amount of the Section 416 Benefit of Key Employees and the beneficiaries of deceased Key Employees exceeds 60 percent of the amount of the Section 416 Benefit of all Members and beneficiaries other than former Key Employees, the Plan is top-heavy and the provisions of this Article shall become applicable.

(b)	Aggregation Group Determination.

(1)

If as of a Determination Date the Plan is part of an Aggregation Group which is top-heavy, the provisions of this Article shall become applicable. Top-heaviness for the purpose of this subsection shall be determined with respect to the Aggregation Group in the same manner as described in subsection (a) above.

(2)	If the Plan is top-heavy under subsection (a) above, but the Aggregation Group is not top-heavy, this Article shall not be applicable.

(c)	Administrative Committee. The Administrative Committee shall have responsibility to make all calculations to determine whether the Plan is top-heavy.

18.2 Definitions

(a)

“Aggregation Group” means the Plan and all other plans maintained by the Employer and nonparticipating Affiliates which cover a Key Employee and any other plan which enables a plan covering a Key Employee to meet the requirements of Code section 401(a)(4) or 410. In addition, at the election of the Administrative Committee, the Aggregation Group may be expanded to include any other qualified plan maintained by an Employer or nonparticipating Affiliate if such expanded

Aggregation Group meets the requirements of Code sections 401(a)(4) and 410.

(b)	“Determination Date” means the last day of the Plan Year immediately preceding the Plan Year for which top-heaviness is to be determined.

(c)

“Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual Compensation means Compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(d)	“Section 416 Benefit” means the sum of—

(1)	the present value of the benefit credited as of a Determination Date to a Member or beneficiary under the Plan and any other qualified defined benefit plan which is part of an Aggregation Group;

(2)	the amount credited to a Member’s or beneficiary’s account under a qualified defined contribution plan which is part of an Aggregation Group; and

(3)

the aggregate amount of distributions to the Member or beneficiary during the one-year period ending on the Determination Date other than a distribution which is a tax-free rollover contribution (or similar transfer) that is not initiated by the Member or that is contributed to a plan which is maintained by an Employer or nonparticipating Affiliate, and including distributions under a terminated Plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting a five-year period for a one-year period;

reduced by—

(4)

the amount of rollover contributions (or similar transfer) and earnings thereon credited as of a Determination Date under the Plan or a plan forming part of an Aggregation Group which is attributable to a rollover contribution (or similar transfer) accepted after December 31, 1983, initiated by the Member and derived from a plan not maintained by an Employer or nonparticipating Affiliate.

The present value of the benefits shall be determined as of the most recent valuation date used for the purposes of Code section 412 which is within the 12-month period ending on the Determination Date. The benefit of a current Member shall be determined as if the Member had a Termination of Employment as of such valuation date. An interest rate assumption of 5 percent and the Applicable Mortality Table shall be used to compute the present value of the benefits.

The account or benefit of a Member who was a Key Employee and who subsequently meets none of the conditions of subsection (c) above for the Plan Year containing the Determination Date is not a Section 416 Benefit and shall be excluded from all computations under this Article. Furthermore, if a Member has not performed services for an Employer or nonparticipating Affiliate (other than benefits under the Plan) during the one-year period ending on the Determination Date, any benefit for such Member (and any account of such Member) shall not be taken into account in computing top-heaviness under this Article.

18.3 Vesting Requirements

If the Plan is determined to be top-heavy with respect to a Plan Year under the provisions of section 18.1, then a Member’s interest in his benefit shall vest in accordance with the schedule applicable to the Member under section 5.2 or the following schedule, whichever is more favorable to the Member for that Plan Year:

Years of Vesting Service	Vesting Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5 or more	100%

The vesting provisions described in this section shall not apply to a Member who does not have an Hour of Service after the Plan becomes top-heavy. If in a subsequent Plan Year the Plan is no longer top-heavy, the vesting provisions that were in effect prior to the time the Plan became top-heavy shall be reinstated; provided, however, that any portion of a Member’s benefit which was vested prior to the time the Plan was no longer top-heavy shall remain vested, and provided further that a Member who has at least three years of Vesting Service at the start of such Plan Year shall have the option of remaining under the vesting schedule in effect while the Plan was top-heavy.

18.4 Minimum Benefit

(a)

Minimum Accrual Formula. If the Plan is determined to be top-heavy under the provisions of section 18.1 with respect to a Plan Year, the benefit, when expressed as an Annual Retirement Benefit (as defined below), of a Member who is not a Key Employee shall not be less than the difference between (1) and (2) where—

(1)	is the product of—

(A) the number of years of Top-Heavy Service (as defined below); and

(B) 2 percent of the Member’s average Compensation during the period of the five consecutive years of Top-Heavy Service during which the Member had the greatest aggregate Compensation; but such product shall not exceed 20 percent of the average Compensation; and

(2)

is the amount of the Annual Retirement Benefit that would be provided by the Member’s account balance attributable to employer contributions under a defined contribution plan which is included in an Aggregation Group.

(b)	Definitions.

(1)	Annual Retirement Benefit means a benefit payable annually in the form of a

Straight Life Annuity and which commences at Normal Retirement Age. If the benefit is payable in another form or commences at another time, the amount described in subsection (a) above shall be adjusted on an Actuarial Equivalent basis. Preretirement death benefits shall not cause a reduction in the amount of the benefit.

(2)

A year of Top-Heavy Service shall be credited for each year of Benefit Service which is credited with respect to a Plan Year in which the Plan is top-heavy. Years of Top-Heavy Service shall be disregarded to the extent that such service occurs during a Plan Year in which the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employee or former Key Employee.

18.5 Collective Bargaining Agreements

The requirements of sections 18.3 and 18.4 shall not apply with respect to any Employee included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and an Employer or nonparticipating Affiliate if retirement benefits were the subject of good faith bargaining between such Employee representatives and such Employer or nonparticipating Affiliate.

Article 19 – Funding-Based Limits On Benefits And Benefit Accruals

19.1 Cessation and Resumption of Accruals Based on Funding Status

Accruals under section 5.1(b) shall cease, shall resume, and shall be restored, based on the funding status of the Plan in accordance with the following rules:

(a)

If the AFTAP of the Plan for any Plan Year is presumed, or certified by the Plan’s enrolled actuary to be, less than sixty percent (60%) as of a Section 436 Measurement Date, accruals under the Plan shall cease as of such Section 436 Measurement Date. For purposes of the preceding sentence, for the Plan Years beginning January 1, 2009 and January 1, 2010, the AFTAP for the Plan Year beginning January 1, 2008 shall be substituted for the Plan Years beginning January 1, 2009 and/or January 1, 2010, if greater.

(b)

Accruals that have ceased under section 19.1(a) shall resume upon (1) payment by the Sponsor of a contribution, in addition to any minimum required contribution under Code section 430, sufficient to result in an AFTAP of at least sixty percent (60%) for the applicable Plan Year, effective as of the first day of such Plan Year, or (2) the Section 436 Measurement Date as of which the Plan’s actuary certifies that the AFTAP of the Plan is at least sixty percent (60%).

(c)

If the period during which accruals are suspended under this section 19.1 is 12 months or less, such accruals shall be automatically restored. If the period during which accruals were suspended exceeds 12 months, an amendment shall be required to restore such accruals and shall be subject to the restrictions on Plan amendments set forth in section 19.3.

19.2 Limitations on Accelerated Benefit Distributions

If, for any Plan Year, the funding status of the Plan is described in section 19.2(a) or section 19.2(b), or if the Company is a debtor in a bankruptcy case under title 11 of the United States Code or similar Federal or State law and the funding status of the Plan is described in Section 19.2(c), the limitations on accelerated benefit distributions set forth in section 19.2(a), section 19.2(b), or section 19.2(c), whichever is applicable, shall apply during the period set forth in such Section, and any Member or Beneficiary who elects to receive a form of benefit that is or includes a Prohibited Payment shall be permitted to elect another form of benefit available under the Plan, defer payment to a later date to the extent permitted under applicable qualification requirements, or, if section 19.2(a) applies, to elect any form of benefit with respect to that portion of the benefit that is unrestricted under section 19.2(a) and, for the balance of the benefit, to elect a form of payment that is permitted under the Plan and is not a Prohibited Payment.

(a)

If the AFTAP of the Plan for any Plan Year is presumed, or certified by the Plan’s enrolled actuary, to be less than eighty percent (80%), but greater than or equal to sixty percent (60%), as of a Section 436 Measurement Date, no Prohibited Payment from the

Plan shall be made to any Member or Beneficiary on an Annuity Starting Date that is on or after such Section 436 Measurement Date and before the Section 436 Measurement Date that the Plan’s enrolled actuary certifies the AFTAP to be at least eighty percent (80%), in an amount that exceeds the lesser of (X) or (Y), where

(X) = fifty percent (50%) of the present value of the benefit payable in the optional form of benefit that includes the Prohibited Payment which could be paid without regard to this Section 19.2(a), and

(Y) = the present value (determined under guidance prescribed by the Pension Benefit Guaranty Corporation using the Applicable Interest Rate and Applicable Mortality Table) of the maximum guarantee with respect to the Member under Section 4022 of ERISA.

(b)

If the AFTAP of the Plan for any Plan Year is presumed, or certified by the Plan’s enrolled actuary, to be less than sixty percent (60%) as of a Section 436 Measurement Date, no Prohibited Payment from the Plan shall be made to any Member or Beneficiary on an Annuity Starting Date that is on or after such Section 436 Measurement Date and before the Section 436 Measurement Date that the Plan’s actuary certifies the AFTAP of the Plan to be at least sixty percent (60%).

(c)

If the Company is a debtor in a bankruptcy case under title 11 of the United States Code or similar Federal or State law, no Prohibited Payment from the Plan shall be made to any Member or Beneficiary, except for payments made with an Annuity Starting Date that is on or after the Section 436 Measurement Date on which the enrolled actuary has certified the AFTAP of the Plan for the Plan Year to be at least one hundred percent (100%).

Only one Prohibited Payment may be made with respect to any Member during any period of consecutive Plan Years during which the limits described in this section 19.2 apply. A Member who would have been eligible to receive a Prohibited Payment, but for the application of this section 19.2, may make a new benefit election under Article VI after the restrictions on Prohibited Payments of this section 19.2 cease to apply.

19.3 Plan Amendments Increasing Liabilities for Benefits

No amendment to the Plan that increases the liabilities of the Plan, by reason of an increase in benefits, the establishment of new benefits, a change in the rate of benefit accrual under section 5.1(b) or the vesting schedule under section 5.2 (other than a mandatory vesting increase under the Code or ERISA) shall take effect for a Plan Year:

(a)

if the AFTAP of the Plan is presumed or certified by the Actuary to be less than eighty percent (80%) for the Plan Year, or would be less than eighty percent (80%) taking into account such amendment; or

(b)

if the Employer who is responsible for making contributions to the Plan is a debtor in a bankruptcy case under title 11 of the United States Code or similar Federal or State law and the “funding target attainment percentage” of the Plan, as defined in Code section

430(d)(2) is less than one hundred percent (100%), unless the Secretary of the Treasury determines that such amendment is reasonable and provides for only a de minimis increase in the liabilities of the Plan with respect to the Employees of such Employer, the amendment repeals an amendment described in Code section 412(d)(2), or is required as a condition of Plan qualification.

Section 19.3(a) shall cease to apply as of the first day of the Plan Year or the effective date of the amendment increasing liabilities for benefits, if later, upon payment by the Sponsor of a contribution, in addition to any minimum required contribution under Code section 430, equal to: (i) the amount of the increase in the funding target of the Plan for the Plan Year attributable to the amendment, as determined under Code section 430, if the AFTAP is less than eighty percent (80%) for such Plan Year, or (ii) the amount sufficient to result in an AFTAP of eighty percent (80%) if the AFTAP would be less than eighty percent (80%) as a result of the amendment.

19.4 Limits on Unpredictable Contingent Event Benefits

No “unpredictable contingent event benefit,” as defined in Code section 436 and Treas. Reg. § 1.436-1(j)(6), shall be paid with respect to an unpredictable contingent event occurring during a Plan Year if the Plan’s AFTAP for the Plan Year is less than 60% or would be less than 60% taking into account any benefits that could be payable with respect to such event. If any benefit does not become payable during the Plan Year by reason of the limit described in this subsection (e), the Plan is treated as if it does not provide for such benefit. Notwithstanding the foregoing, if an unpredictable contingent event benefit is not paid for a Plan Year because of application of this section 19.2(e), then the unpredictable contingent event benefit must be paid if it would be permitted under the rules of this section 19.2(e) and Code section 436 based on a subsequently certified AFTAP for the Plan Year which takes into account the increase in the funding target attainment percentage attributable to the unpredictable contingent event benefit.

19.5 Plan Termination

Any Code section 436 limitation in effect immediately prior to termination of the Plan shall continue to apply after such termination provided however, that the restriction of section 19.2 and Code section 436(d) shall not apply to a Prohibited Payment made to carry out the termination of the Plan in accordance with applicable law.

19.6 Definitions

The following words and phrases uses in this Article 19 shall have the following meanings:

(a)

“AFTAP” means the ‘adjusted funding target attainment percentage’ of the Plan for the Plan Year determined in accordance with Code section 436(j)(2) and the regulations or other guidance issued by the Secretary of the Treasury.

(b)

“Prohibited Payment” means: (i) any payment in excess of the monthly amount paid under a single life annuity (plus any social security supplements described in the last sentence of Code section 411(a)(9) to a Member or Beneficiary whose Annuity Starting Date occurs during a period while any limitation under Section 19(b) is in effect; (ii) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits; (iii) any transfer of assets and liabilities to another plan maintained by the Company or an Affiliate that is made in order to avoid or terminate application of the limitations described in this Section 19.2; and (iv) any other payment specified by the Secretary of the Treasury in regulations under Code section 436. Notwithstanding the preceding sentence, a Prohibited Payment shall not include the payment of a benefit which under Code section 411(a)(11) may be immediately distributed without the consent of the Member.

(c)

“Section 436 Measurement Date” means the date the Plan’s AFTAP for a Plan Year is presumed to change under the rules of Section 436(h) or the date the Plan’s AFTAP is certified by the Plan’s actuary. For purposes of determining whether the limitations of this Article 19 apply or cease to apply, the Section 436 Measurement Date for any Plan Year is whichever of the following dates is applicable:

(1)	the first day of the Plan Year, if a limitation under this Article 19 applied to the Plan on the last day of the preceding Plan Year;

(2)

the date the enrolled actuary for the Plan certifies the AFTAP of the Plan for the preceding Plan Year, if the Actuary certifies the AFTAP for the preceding Plan Year during the first three months of the current Plan Year;

(3)	the first day of the fourth month of the current Plan Year, if the Actuary certifies the AFTAP of the Plan for the preceding Plan Year before such date;

(4)

the date the enrolled actuary for the Plan certifies the AFTAP of the Plan for the preceding Plan Year, if the enrolled actuary certifies the AFTAP for the preceding Plan Year on or after the first day of the fourth month of the Plan Year and before the first day of the 10th month of the Plan Year;

(5)	the date the enrolled actuary for the Plan certifies the AFTAP of the Plan, if the actuary certifies the AFTAP within the first nine months of the Plan Year; or

(6)	the first day of the 10th month of the Plan Year, if no certification of the specific AFTAP for such Plan Year is made prior such date.”

19.7 Effective Date and Application

This Article 19 sets forth the rules applicable to the Plan in the event the Plan fails to meet the funding targets prescribed under Code section 436. The provisions of this Article 19 shall override any provisions of the Plan, including any Appendix to the Plan, to the contrary and shall be effective for Plan Years beginning on or after January 1, 2008, except as otherwise stated herein.

In Witness Whereof, Kansas City Life Insurance Company has caused this Plan and Trust to be signed and its corporate seal to be hereunto affixed by its duly authorized officers, and Trustees have caused this Plan and Trust to he signed, effective as of January 1, 2011 or such other dates as are set forth herein or required by law, on this 24th day of January, 2011.

Kansas City Life Insurance Company

Attest:		By	/s/ A. Craig Mason, Jr.
		Its	Vice President, General Counsel & Secretary
By	/s/ Janice L Poe
Its	Assistant Secretary

(Corporate Seal)

Trustees:

/s/ Charles R. Duffy, Jr.

/s/ Tracy W. Knapp

/s/ Mark A. Milton

Appendix A. Prior Plan Benefits

A.1 Prior Plan Accrued Benefit

Each Member’s Prior Plan Benefit shall be his accrued benefit under the Prior Plan on December 31, 1997, determined in accordance with the following provisions:

(a)

Effective from January 1, 1985 until December 31, 1997, the accrued benefit of anyone who was or became an employee of the Company on or after January 1, 1985 and who was at least 21 years of age was determined by multiplying his highest 60 consecutive months average salary, derived during his final 120 months of employment, by—

(1)	2.5 percent for each of his first 20 years of employment following his twenty- first birthday;

(2)	2 percent for each of his twenty-first through thirtieth years of employment following his twenty-first birthday; and

(3)	1 percent for each of his thirty-first through fortieth years of employment following his twenty-first birthday;

provided, however, participants shall receive credit only for those years during which they were between the ages of 21 and 25 which occur on or after January 1, 1985.

(b)

Effective from January 1, 1988 until December 31, 1997, in the event a participant completed 40 years of employment after age 21 but before his retirement, no additional percentages shall be earned in excess of 80 percent, but the maximum percentage shall be applied to the participant’s highest 60 consecutive months average salary derived during his final 120 months of employment prior to his retirement.

(c)	With respect to the calculations required by (a) and (b) above, the following limitations shall apply:

(1)

In calculating benefits for those who were employees of Sunset Life Insurance Company of America prior to January 1, 1974 and who were participants under the Prior Plan on January 1, 1982, such participant’s multiplication factor for any year of participation prior to January 1, 1974 shall be at the rate of 0.5 percent of the first $4,800 of compensation plus 1.5 percent of compensation in excess of $4,800. These percentages shall be applied to the participant’s compensation at the earlier of—

(A)	the time of termination or retirement; or

(B)	December 31, 1997,

pursuant to the formula described hereinabove. The applicable factor described in subsection (a) above shall commence with any year of a participant’s qualification beginning on or after January 1, 1974 and prior to January 1, 1998.

If a participant in the Sunset Plan shall have earned a benefit thereunder that is greater in amount than he shall have earned under this Appendix, he shall be entitled to receive such greater amount under the conditions of the Sunset Plan in effect prior to January 1, 1982.

(2)

The benefit formula authorized herein shall be based on employment with National Reserve Life Insurance Company commencing on or after January 1, 1982, and the multiplying factor therefore shall commence at the rate of 2.5 percent per year of employment in accordance with the benefit formula unless prior employment was derived from Kansas City life Insurance Company, Sunset Life Insurance Company of America, or Armour Life Insurance Company.

(3)	All employment with Armour Life Insurance Company shall be counted using the benefit formula;

For the purposes herein, a year of employment shall mean each consecutive 12-month period commencing with a participant’s date of employment and ending on his date of termination or retirement. The percentages above shall be prorated on the basis of twelfths for any final year of employment in which the employee works less than 12 months.

Notwithstanding anything in the preceding provisions of this Appendix section A.1 to the contrary, if any person who is an employee of the Company on or after January 1, 1988 shall have two or more periods of participation, then his maximum benefit pursuant to the preceding provisions of this section A. 1 shall be determined by multiplying his total percentage. derived from his years of employment while a participant times his highest 60 consecutive months average salary, derived during his most recent 120 months of employment; provided, however, that neither employment nor salary after December 3 1, 1997 shall be considered for this purpose.

(d)

In calculating benefits for those who were participants in the Employees Retirement Plan of Old American Insurance Company on both December 31, 1991 and January 1, 1992, such participant’s benefits shall be the sum of —

(1)

1.3 percent of the participant’s Plan Compensation in excess of his Social Security Covered Compensation in effect for calendar year 1991, plus 0.5 percent of the participant’s Plan Compensation in excess of his Social Security Covered Compensation in effect for calendar year 1991, such sum multiplied by his years of creditable service (as of December 31, 1991) and divided by 12. However, in no case shall this monthly benefit be less than one twelfth of the difference between an amount equal to 2 percent of the participant’s Plan Compensation as of December 31, 1988 multiplied by his years of creditable service as of December 31, 1988, and an amount equal to 60 percent of the participant’s annual primary Social Security determined as if the participant terminated employment on December 31, 1988, multiplied by a fraction the numerator of which is the number of years of the participant’s creditable service as of December 31, 1988, and the denominator of which is 35; plus

(2)

the benefit earned under the Prior Plan based on employment commencing on or after January 1, 1992 and prior to January 1, 1998, and the multiplying factor therefor, shall commence at the rate of 2.5 percent per year of employment in accordance with the benefit formula applicable under subsection (a) of this Appendix section A l. This benefit shall be calculated by multiplying such participant’s highest 60 consecutive months average salary derived during his final 120 months of employment commencing on January 1, 1992 by the multiplying factor; provided, however, that neither employment nor salary after December 31, 1997 shall be considered for this purpose.

The benefit described in (1) above shall be nonforfeitable.

(e)

Notwithstanding anything in this Plan to the contrary, a participant’s Prior Plan Benefit, when calculated on the basis of his maximum benefit as a Straight Life Annuity, shall not exceed 80 percent of his average monthly salary reduced by one-half of his Social Security benefit to which he would be entitled at his Social—Security retirement age, calculated at the time of his actual retirement or termination based upon his Social Security benefit then earned, and any such benefit shall be further limited as, set forth in section 6.11 of the Plan.

A.2 Prior Plan Early Retirement Benefit

(a)

For those employees becoming participants in the Prior Plan on or after January 1, 1982, retirement shall be permitted at the option of the participant, on or after his fifty-fifth birthday with benefits payable at the time of actual retirement at such time as the combination of the participant’s age and years of employment following his twenty-fifth birthday equals 75. For purposes of this paragraph (a), the years of employment with Old American Insurance Company prior to January 1, 1992 of an employee of Old American Insurance Company who became a participant under the Prior Plan on January 1, 1992 shall be included. The calculation of the benefit to which such a participant under this paragraph is entitled shall be made pursuant to section A.l (d)(2) of this Appendix and subsection (c) below, if applicable.

(b)

For those employees who have become participants in the Prior Plan prior to January 1, 1982, retirement shall be permitted at the option of the participant, with full earned benefits payable at the time of actual retirement, after the age of 60 if such participant shall have then completed at least ten years of participation, and retirement shall be permitted at the option of the participant, between the ages of 55 and 60, with full earned benefits payable at age 60, if such participant shall have then completed at least 15 years of participation. For the purposes of this subsection (b) and of subsection (c) below, any person who was an employee of Sunset Life Insurance Company of America on December 31, 1981 shall be treated as having become a participant prior to January 1, 1982.

(c)	If a participant shall be entitled to retire between the ages of 55 and 60 pursuant to either subsection (a) or (b) above, but elects to have his retirement benefits commence on or after the date of his actual retirement, but prior to his sixtieth birthday, his maximum Straight Life Annuity retirement benefit shall be calculated by reducing his total percentages accumulated pursuant to the formula set forth hereinabove by units of 15/100 of 1 percent for each month his benefits commence prior to his sixtieth birthday; provided, however, that any such person who commenced his participation in the Prior Plan on or after January 1, 1982 shall have his maximum Straight Life Annuity retirement benefit actuarially reduced from the amount he would be entitled to receive at age 60 in accordance with the following formula:

Any benefit which shall be subject to actuarial reduction pursuant to subsections (c) and (d) of this section A.2 shall be reduced by a percentage determined by multiplying the number of months a participant retires prior to age 60 by a factor of six-tenths of 1 percent.

(d)	For vested participants whose termination from employment occurs prior to age 55, benefits may be available pursuant to the following:

(1)

For those employees becoming participants in the Prior Plan on or after January 1, 1982, payment of benefits may commence, at the option of said terminated participant at such time as the combination of the participant’s age and years of employment following his twenty-fifth birthday equals 75, if he shall then be living, but not prior to his age 55, and not later than age 65. If such participant shall be entitled to receive his benefits prior to age 60, and so elects, such benefit shall be subject to the actuarial reduction required by subsection (c) above. For purposes of this paragraph (1), the years of employment with Old American Insurance Company prior to January 1, 1992 of an employee of Old American Insurance Company who became a participant in the Prior Plan on January 1, 1992 shall be included. The calculation of the benefit to which such a participant under this paragraph is entitled shall be made pursuant to section A.1 (d)(2) of this Appendix and subsection (c) above, if applicable.

(2)

For any employee who was a participant in the Prior Plan on December 31, 1981, if such participant has five or more years of Vesting Service and if he shall have completed ten years of employment with the Company, and if his employment with the Company shall terminate prior to his fifty-fifth birthday for any reason, said employee shall be entitled to receive his earned benefits commencing at his sixtieth birthday if he shall then be living. Furthermore, if said participant shall have completed 15 years of employment with the Company, said participant may elect to receive such benefits at any time after age 55, but his maximum Straight Life Annuity retirement benefit shall be calculated by reducing his total percentage accumulated pursuant to the formula set forth herein above by units of 15/100 of 1 percent for each month his benefits commence prior to his sixtieth birthday. For the purposes of this paragraph (2), any person who was an employee of Sunset Life Insurance Company of America on December 31, 1981 shall be treated as having become a participant prior to January 1, 1982.

(e)	If a participant is entitled to a benefit under section A. 1(d)(1) of this Appendix, retirement shall be permitted as to that benefit at the option of the participant, on the last day of the month on or after his fifty-fifth birthday providing he has at least five years of actual service on December 31, 1991. This benefit under section A. 1 (d)(1) of this Appendix, shall be reduced by 1/180 for each of the first 60 months and 1/360 for each additional month by which such date precedes the later of the participant’s sixty-fifth birthday or the date which is the fifth anniversary of the date he first became a participant in the Employees Retirement Plan of Old American Insurance Company. If a participant is entitled to a benefit from section A.1(d)(2) under section A.2(a) of this Appendix, that benefit shall be reduced pursuant to section A.2(c) of this Appendix, if applicable.

A.3 Prior Plan Credit for Disability

Any person who, prior to January 1, 1998, qualified to participate in the Prior Plan and who also qualified to receive disability benefits under either the Kansas City Life Disability Plan which was effective January 1, 1985, or the Sunset Life Long Term Disability Plan, which was effective August 1, 1989, shall be entitled to count the period of time for which disability benefits are received for purposes of calculating retirement benefits pursuant to the preceding provisions of this Appendix, provided that no more than ten years of such period of disability shall be so counted. The period of active employment immediately preceding the date of disability shall be used in determining the average monthly salary against which the percentages shall be applied.

Notwithstanding anything in the Prior Plan to the contrary, any such disabled participant shall be required to commence receiving retirement benefits pursuant to the Prior Plan at the later of age 60, or after the completion of ten years as a participant in the Prior Plan, unless such participant may qualify for a higher retirement benefit because such participant is in the ten-year period of disability. However, benefits pursuant to the Prior Plan must commence no later than the first day of the month following the disabled participant’s sixty-fifth birthday.

Furthermore, the period of disability to be credited hereunder shall not exceed the lesser of ten years or the number of years during which the participant has been qualified as a participant in the Prior Plan. However, if the disability of the participant receiving disability payments commences on or after November 1, 1996 and the participant’s employment is terminated for any reason, said disabled participant shall be treated as a terminated participant under the Prior Plan and his pension benefit shall be paid in accordance with the provisions of the Prior Plan. In the event the disabled participant shall attain the age of 60, at which age he or she becomes vested in a pension benefit hereunder, said disabled participant shall be deemed retired under the provisions of the Prior Plan and shall commence to receive the earned retirement benefit. In the event the disability payment to which the disabled participant is entitled is greater than the retirement benefit under the Prior Plan, the disabled participant shall continue to receive the disability benefit, but reduced by the amount of the pension benefit paid under the Prior Plan. No further benefit shall be earned under the Prior Plan by any disabled participant following age 65. However, retirement benefits shall not commence under this section A.3 prior to the participant attaining age 62 unless the participant consents to the commencement of retirement benefits.

Such person drawing disability benefits from said disability plan shall not be entitled to count the years for which disability payments are being made for purposes of determining eligibility for vesting under the Prior Plan.

A.4 Prior Plan Consumer Price Index Benefits

In addition to the retirement benefits guaranteed by the preceding provisions of this Appendix, the following persons shall be entitled to receive annual increases in the amount of their regular retirement benefits commencing with their sixtieth birthday, computed in accordance with section 6.10(a)(1)(F)(i) of the Plan and sections A.1 and A.2 of this Appendix:.

(a)	Any person who terminated employment from Kansas City Life Insurance Company prior to January 1982 and who is entitled to receive a retirement benefit pursuant to the Prior Plan;

(b)	Any person who was or became a participant in the Prior Plan on or after January 1, 1982 and who shall qualify for retirement benefits under the Prior Plan; and

(c)	Any beneficiary of the above person or persons who shall otherwise be qualified to receive retirement benefits pursuant to the Prior Plan.

However, a participant or a beneficiary receiving a retirement benefit under section A.l(d)(1) of this Appendix shall not be entitled to receive annual increases in that retirement benefit under this section A.4. Any regular retirement benefit received by this participant based on employment after December 31, 1991 shall be entitled to receive annual increases under this section A.4.

Such increases shall also be payable in accordance with the following procedures:

(1)

Benefits shall be increased on a percentage basis equal to increases reflected in the “Consumer Price Index for U.S. City Average: All Urban Consumers” prepared by the U.S. Department of Labor, herein sometimes referred to as the “Consumer Price Index.”

(2)	In the event the Consumer Price Index shall reflect a decrease there shall not be any decrease in benefits provided under the Prior Plan.

(3)	Such percentage increase shall be applied to the monthly income so computed for December of the calendar year just completed.

(4)

The maximum increase in the percentage rate of benefits shall be 3 percent in each calendar year, or less if the Consumer Price Index shall move less than 3 percent from year to year. No increase shall be available until the sixtieth birthday of the person eligible to receive such benefit.

(5)

Any increase in benefits authorized pursuant to this section A.4 shall commence with benefits payable in the month of February following December 31 of the year in which the last change in the Consumer Price Index was reflected. In the event the Consumer Price Index change shall not be available to the Company in time to effect the commencement of any such increase at the time otherwise required herein, such increase may be effected by retroactive adjustments at the first advantageous time to the Company.

(6)

Notwithstanding anything in this section A.4 to the contrary, a participant shall be entitled to any increased benefits pursuant to this section A.4 in the calendar year immediately following the year in which he retires only if his retirement occurs on or after his normal retirement date. With respect to the participant whose retirement commences prior to his normal retirement date and in the first six-month period of any calendar year, or whose retirement commences prior to age 60 and whose sixtieth birthday occurs in the first six-month period of any calendar year, any increased benefits payable pursuant to this section A.4 shall commence in the year immediately following the later of his retirement or sixtieth birthday. If his retirement prior to his normal retirement date or his sixtieth birthday if he retired prior to age 60, occurs in the second six-month period of any calendar year, any increased benefits payable pursuant to this section A.4 shall commence in the second year after the year of said retirement or sixtieth birthday.

A.5 Prior Plan Normal Form of Benefit for Certain Old American Participants

The normal form of the retirement benefit payments to a participant entitled to a benefit under section A.1(d)(1) of this Appendix shall be, as to that benefit, monthly benefit payments for life to the participant with 120 monthly payments guaranteed, as follows:

(a)

If the participant dies before receiving 120 monthly payments, the monthly payments shall thereafter be paid to the participant’s beneficiary until an aggregate of 120 monthly payments has been paid to the participant and beneficiary. Any term certain shall not extend beyond the joint life expectancy of the participant and his beneficiary.

(b)

If the participant dies after his retirement date, and before receiving 120 monthly payments, and is survived by the designated beneficiary, such beneficiary may request that the actuarial equivalent of the remaining 120 monthly payments be paid to the beneficiary in a lump sum. If this actuarially equivalent lump sum value is not more than $3,500, such lump-sum payment shall be made to the beneficiary unless the beneficiary is the participant’s spouse, in which event such lump-sum payment shall be made only with the consent of the spouse.

(c)

If the participant dies after his retirement date without receiving the guaranteed monthly payments, and is not survived by a designated beneficiary, the actuarial equivalent of the remaining guaranteed monthly payments shall be paid in a lump sum to the participant’s estate.

(d)

If the beneficiary receiving the guaranteed monthly payments dies before receiving all the guaranteed monthly payments, the actuarial equivalent of the remaining guaranteed monthly payments shall be paid in a lump sum to the beneficiary’s estate.

A.6 Definitions and Construction

(a)	For purposes of this Appendix, the terms listed below shall have the meaning specified below unless the context or the law requires a different interpretation:

(1)

“Actual Service” shall mean the aggregate years of service of an employee during all periods of employment by Old American Insurance Company until December 31, 1991, subject to the provisions of sections 2.2 and 2.3 of the Prior Plan.

(2)

“Creditable Service” shall mean actual service as a participant under the Employees Retirement Plan of Old American Insurance Company starting on the January 1 (even though the employee may not have been a participant under the Plan at that time) after an employee’s twenty-fifth birthday (if the service is prior to January 1, 1985), or after an employee’s twenty-first birthday (if the service is after December 31, 1984), and ending December 31, 1991. In no case shall aggregate creditable service for any participant exceed 35 years.

(3)	“Normal Retirement Age” shall mean the later of the participant’s sixtieth birthday, or the date which is the fifth anniversary of the date he became a participant in the plan.

(4)

“Permanent and Total Disability” shall mean the inability of an employee to perform or resume the regular duties of his employment in a reasonably efficient manner, in the opinion of the physician selected by the Company, due to a mental or physical condition resulting from a cause which arises after the date of the employment or reemployment of the employee, the physician may review such evidence as he shall consider pertinent, including but not limited to the opinion of the Company, to arrive at his opinion.

(5)

“Plan Compensation” shall mean average compensation while an employee of Old American Insurance Company (during all periods of employment after the employee’s eighteenth birthday) for the five consecutive calendar years during the last ten calendar years ending December 31, 1991 which produces the highest average compensation. If a participant has completed less than five years of service, Plan Compensation shall be the average compensation for his entire period of service. If the employee works a fractional year in the last ten calendar years of participation, the compensation for such fractional year shall be multiplied by the ratio of 1,000 hours to the number of hours worked in such year, such ratio not being less than one.

(6)	“Primary Social Security” shall mean the estimated primary insurance amount under the Social Security law in effect on December 31, 1991.

(7)	“Retirement Date” shall mean the earlier of—

(A)	the last day of the month in which occurs the last day of service of a participant who retires and becomes entitled to benefits; or

(B)

if the participant remains employed after his normal retirement date, the later of his normal retirement date or the last day of the month in which his employment classification is changed to one in which he is to be credited with less than one thousand hours of service per year.

(8)	“Social Security Covered Compensation” shall have the meaning set forth in Code section 401(1)(5)(E) as in effect on December 31, 1991.

(b)	Unless the context or the law requires a different interpretation, words used in this Appendix and not defined in subsection (a) above shall be construed in accordance with the Prior Plan.

(c)

This Appendix is intended to preserve rights and benefits accrued under the Prior Plan on December 31, 1997; it is not intended to create any rights or benefits for any individual that the individual did not have on December 31, 1997. In the event of any conflict between the provisions of this Appendix and the provisions of the Prior Plan, the provisions of the Prior Plan shall prevail.

AMENDMENT NUMBER ONE

TO THE

KANSAS CITY LIFE INSURANCE COMPANY

CASH BALANCE PENSION PLAN

AS AMENDED AND RESTATED EFFECTIVE

JANUARY 1, 2011

The Kansas City Life Insurance Company Cash Balance Pension Plan is hereby amended in the following respects. This Amendment shall be effective as of January 1, 2011, except as otherwise stated herein.

1.	Section 1.3 is clarified to read as follows:

“1.3 Applicability of Plan

The provisions of this Plan as set forth in this amendment and restatement are applicable only to the Employees of an Employer in current employment on or after January 1, 2011, except as specifically provided herein. Except as so provided, the rights and benefits under the Plan of any Member who does not have an Hour of Service on or after January 1, 2011 shall be governed by the terms of the Plan as in effect on the date of his Termination of Employment.”

2.	Section 3.3(d) is corrected to read as follows:

“(d) If an Employee who has had a Break in Service on or after January 1, 1985 is subsequently reemployed by an Employer or nonparticipating Affiliate as an Employee, his prior Vesting Service shall be taken into account for purposes of determining his Accrued Benefit, except as otherwise provided in section 5.2(c).”

3.	The first paragraph of Section 3.4 is corrected to read as follows:

“‘Benefit Service’ is used to determine the credits to a Member’s Cash Balance Account. A Participant shall receive one year of Benefit Service for each Plan Year in which the Participant completes at least 1,000 Hours of Service following his eighteenth birthday; provided, however, that the Participant shall receive a year of Benefit Service if he completes 1,000 Hours of Service in the Plan Year in which his eighteenth birthday occurs. If an Employee who has had a Break in Service on or after January 1, 1985 is subsequently reemployed by an Employer or nonparticipating Affiliate as an Employee, his prior Benefit Service shall be taken into account for purposes of determining his Accrued Benefit, except as otherwise provided in section 5.2(c).”

4.	The last sentence of Section 4.2 is corrected to read as follows:

“Notwithstanding anything in this Section 4.2 to the contrary, a rehired Employee of an Employer shall not become a Participant if he is rehired on or after December 31, 2010.”

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5.	Section 5.2 (b) is corrected to read as follows:

“(b)

Vesting Schedule. Subject to the provisions of subsection (a), each Member who obtains an Hour of Service on or after January 1, 2008 shall become fully vested upon being credited with three years of Vesting Service.”

6.	Section 5.2(c) is corrected to read as follows:

“(c)

Forfeitures. If a Member has terminated employment with the Employer and all Affiliates, any portion of his Accrued Benefit in which the Member is not vested shall be forfeited and canceled as of the Participant’s Termination of Employment, but shall be reinstated upon his reemployment, except as provided in paragraph (1) or (2), below:

(1)

If a Member’s Termination of Employment occurs when the Member’s vesting percentage is zero, the Member’s Vesting Service prior to Termination of Employment shall not be taken into account, and his Accrued Benefit shall not be reinstated upon reemployment by an Employer or a nonparticipating Affiliate if, prior to such reemployment, he incurred five consecutive one-year Breaks in Service, as defined in paragraph (3) below.

(2)

If a Member’s Termination of Employment occurs when the Member’s vesting percentage is greater than zero but less than 100 percent and the Member receives a distribution of the present value of his entire nonforfeitable Accrued Benefit (i.e., less than the full present value of his Accrued Benefit), the Member’s Vesting Service and Benefit Service shall be canceled as of the date of distribution. The Member’s Accrued Benefit shall not be reinstated upon reemployment by an Employer or a nonparticipating Affiliate (but his Vesting Service shall be reinstated and, if he is reemployed by an Employer, his Benefit Service shall be reinstated) unless the Member—

(A)	resumes employment covered under the Plan; and

(B)

repays the full amount of such distribution, with interest at the lesser of the rate determined for purposes of Code section 411(c)(2)(C) or the rate specified in section 5.1(f) of this Plan, before the earlier of—

(i)	five years after the first date on which such reemployment occurs; or

(ii)	the close of the first period of five consecutive one-year Breaks in Service commencing after the distribution.

(3) For purposes of this section, a one-year break in service is a Plan Year in which the Member obtains fewer than 501 Hours of Service.

Forfeitures arising under the Plan for any reason shall be used as soon as possible to reduce the Employer’s contributions under the Plan.”

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7.	Section 7.3(a) is amended to read as follows:

“(a)

Reemployment Before Attaining Normal Retirement Age. Prior to December 1, 2011, if a Member is reemployed as an Employee before his Normal Retirement Age and before his full vested benefit under the Plan (prior to such reemployment) has been distributed, any monthly benefit payments being made to such a Member shall be discontinued and shall not be paid during the Member’s reemployment. The Member’s previous election of payment form shall be canceled and the Vesting Service (and Benefit Service) that the Member had at the time of his prior Termination of Employment shall be reinstated. Any portion of the Member’s benefit which was forfeited upon prior Termination of Employment shall also be reinstated.

Upon the Member’s subsequent retirement, his benefit under the Plan shall be paid as if the Member were then first retired, but such benefit shall be reduced by the Actuarial Equivalent (ignoring mortality) of the benefit payments the Member previously received. If the Member dies during such reemployment, no payments shall be made under section 6.1, 6.2, or 6.4. Death benefits shall be paid only pursuant to sections 6.5 and 6.6, subject to the offset described in this subsection.

Effective December 1, 2011, if a Member who has commenced receiving benefits before his Normal Retirement Age, is reemployed as an Employee before his Normal Retirement Age and before his full vested benefit under the Plan (prior to such reemployment) has been distributed, any monthly benefit payments being made to such a Member shall continue during the period of his reemployment.”

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In Witness Whereof, Kansas City Life Insurance Company has caused this Amendment Number One to the Kansas City Life Insurance Company Cash Balance Pension Plan, as amended and restated effective January 1, 2011, to be signed and its corporate seal affixed hereto by its duly authorized officers, and Trustees have caused this Amendment to be signed, effective as of the dates set forth herein, on this 28th day of December, 2011.

Kansas City Life Insurance Company

ATTEST:		By:	/s/ A. Craig Mason, Jr.
		Its:	Vice President, General Counsel & Secretary
By:	/s/Sherri Morehead
Its:	Assistant Secretary

Trustees:

/s/ Charles R. Duffy, Jr.

/s/ Tracy W. Knapp

/s/ Mark A. Milton

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